SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement.

                              NUMED SURGICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

                                      None.
--------------------------------------------------------------------------------
 (Name of person(s) Filing Information Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                     Common Stock, par value $.001 per share
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

                                2,400,000 shares
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           $.0547 per share; Based on Total Assets of acquired company
--------------------------------------------------------------------------------
              (4) Proposed maximum aggregate value of transaction:

                                   $131,428.00
--------------------------------------------------------------------------------
         (5) Total fee paid:

                                     $26.29
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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


                              NUMED SURGICAL, INC.
                            7270 Sawgrass Point Drive
                          Pinellas Park, Florida, 33782

                               December ___ , 1998

Dear Shareholder:

         On behalf of the Board of Directors, you are cordially invited to attend a Special Meeting of the Shareholders of NuMed Surgical, Inc., ("NuMed") to be held at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on [Day] December ___, 1998, at 9:30 a.m., local time.

         As described in the enclosed Information Statement, Shareholders will be asked to consider and vote upon a proposal to approve a one-for-fifty reverse split of the NuMed Common Stock (the "Reverse Stock Split"). If the Reverse Stock Split is approved, NuMed Shareholders will then be asked to consider and vote upon a proposed merger (the "Merger") of Nutriceuticals.com Corporation, a Florida corporation ("Nutriceuticals"), with and into NuMed, with NuMed as the corporation surviving the Merger, pursuant to an Agreement and Plan of Merger, dated November ___ , 1998, by and among NuMed and Nutriceuticals (the "Merger Agreement"). The Merger Agreement provides that Nutriceuticals' shareholders will receive, after consummation of the Reverse Stock Split, one (1) share of the common stock, $.001 par value per share, of NuMed ("NuMed Common Stock") in exchange for each issued and outstanding share of common stock, no par value per share, of Nutriceuticals ("Nutriceuticals Common Stock").

         Further information concerning the Merger is contained in the accompanying Notice of Special Meeting and the Information Statement. The Information Statement contains a detailed description of the Merger Agreement, its terms and conditions, and the transactions contemplated thereby. PLEASE REVIEW THESE MATERIALS CAREFULLY AND CONSIDER THOUGHTFULLY THE INFORMATION SET FORTH THEREIN.

         THE NUMED BOARD OF DIRECTORS BELIEVES THE REVERSE STOCK SPLIT AND THE MERGER ARE IN THE BEST INTERESTS OF NUMED'S SHAREHOLDERS, HAS UNANIMOUSLY APPROVED BOTH PROPOSALS, AND RECOMMENDS THAT THE SHAREHOLDERS OF NUMED VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT AND THE MERGER AGREEMENT.

         Your vote is important and NuMed's management team would greatly appreciate your attendance at the Special Meeting. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If you do attend the Special Meeting, you may vote in person. I look forward to seeing you at the Special Meeting of Shareholders, and I sincerely hope you will be able to attend.

                                          Very truly yours,



                                           Jugal K. Taneja
                                       CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER

                              NUMED SURGICAL, INC.
                            7270 SAWGRASS POINT DRIVE
                          PINELLAS PARK, FLORIDA, 33782

                                   ----------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER ___ , 1998

                                   ----------

To the Shareholders
of NuMed Surgical, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of NuMed Surgical, Inc., a Nevada corporation ("NuMed"), will be held at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on December ___ , 1998, at 9:30 a.m., local time, for the following purposes:

                  (1) To consider and vote upon a proposal to reduce the number of outstanding shares of the common stock, par value $.001 per share, of NuMed ("NuMed Common Stock"), through a one- for-fifty reverse split of such outstanding shares (the "Reverse Stock Split"); and if applicable,

                  (2) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of November ___ , 1998 (the "Merger Agreement") by and between Nutriceuticals.com Corporation ("Nutriceuticals") and NuMed, pursuant to which Nutriceuticals will be merged with and into NuMed (the "Merger"), with NuMed as the corporation surviving the Merger, and in which (i) each issued and outstanding common share of Nutriceuticals will be converted into one
         (1) share of NuMed Common Stock, (ii) NuMed's corporate name will be changed to "Nutriceuticals.com Corporation," and (ii) the officers and directors of Nutriceuticals will become the officers and directors of NuMed after the Merger.

                  (3) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Reverse Stock Split and the Merger are more completely described in the accompanying Information Statement and a copy of the Merger Agreement is attached thereto as Appendix B.

         Action may be taken on the foregoing proposals at the Special Meeting. Only holders of record of NuMed Common Stock at the close of business on November ___ , 1998, are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

                                    By Order of the Board of Directors

                                        /s/ Jugal K. Taneja

                                        Jugal K. Taneja,
                                      CHAIRMAN OF THE BOARD

Pinellas Park, Florida
November ___ , 1998

                              INFORMATION STATEMENT

                                       OF

                              NUMED SURGICAL, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                               DECEMBER ___ , 1998

                                   ----------

         This Information Statement is being furnished by the Board of Directors (the "NuMed Board of Directors" or the "NuMed Board") of NuMed Surgical, Inc., a Nevada corporation ("NuMed"), to the shareholders of NuMed ("NuMed Shareholders"), in connection with the special meeting of the NuMed Shareholders (the "Special Meeting") to be held on December ___ , 1998 at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, and any adjournment or postponement thereof.

         At the Special Meeting NuMed shareholders will be asked to consider and vote upon a proposal to approve a one-for-fifty reverse split (the "Reverse Stock Split") of the NuMed common stock, par value $.001 per share (the "NuMed Common Stock"). The proposed Reverse Stock Split would have the effect of reducing the number of outstanding shares of NuMed Common Stock, but would not reduce the total number of authorized shares of NuMed Common Stock from the existing 20,000,000 shares or change the par value of the NuMed Common Stock. No scrip or fractional shares certificates for NuMed Common Stock will be issued in connection with the proposed Reverse Stock Split, but in lieu thereof all fractional shares will be rounded up to the nearest whole share. As of November ___ , 1998, the number of shares outstanding of NuMed Common Stock was 8,775,685. As a result of the Reverse Stock Split there will be approximately 175,500 shares of NuMed Common Stock outstanding. The purpose of the proposed Reverse Stock Split is to prevent a significant increase in the number of outstanding shares which would otherwise result from the proposed merger transaction described below. If the Reverse Stock Split is consummated, you will be informed of the time and method of effecting the exchange of your old stock certificates for new stock certificates. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

         If the Reverse Stock Split is approved at the Special Meeting, NuMed shareholders will also be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November ___, 1998 (the "Merger Agreement") by and between Nutriceuticals.com Corporation, a Florida corporation ("Nutriceuticals"), and NuMed, providing for the merger (the "Merger") of Nutriceuticals with and into NuMed, with NuMed being the corporation surviving the Merger. Upon consummation of the Merger and the Reverse Stock Split, each issued and outstanding common share, no par value, of Nutriceuticals ("Nutriceuticals Common Stock") will be converted into the right to receive one
(1) share of NuMed Common Stock, which is expected to result in the issuance to 2,400,000 shares or approximately ninety-three percent (93%) of the then outstanding shares of NuMed Common Stock, on a post-Reverse Sock Split basis (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Appendix B and is incorporated herein by reference.

         The Merger Consideration was not determined in an arm's length negotiation between the parties to the Merger because the parties are affiliated corporations having overlapping Boards of Directors and principal shareholder. In addition, the aggregate fair market value of the Merger Consideration is not readily ascertainable given the fact that the shares of NuMed's Common Stock are not actively traded, and that

Nutriceuticals is a recently formed privately held company. An outside financial advisor was not engaged to ascertain the value of the Merger Consideration.

         The affirmative vote of a majority of all the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding NuMed Common Stock is required to adopt the Merger Agreement. In order to take action on the Reverse Stock Split, and on any other matter submitted to shareholders at the Special Meeting, the votes cast in favor of the action must exceed the votes cast opposing the action. Directors and officers of NuMed and their affiliates own 2,542,491 shares of NuMed Common Stock, representing approximately 28.97% of the outstanding shares of NuMed Common Stock. Such persons intend to vote their shares of NuMed Common Stock in favor of the Merger and the Reverse Stock Split. The shareholders of Nutriceuticals have unanimously approved the Merger.

         THE NUMED BOARD OF DIRECTORS BELIEVES THE REVERSE STOCK SPLIT AND THE MERGER ARE IN THE BEST INTERESTS OF NUMED'S SHAREHOLDERS, HAS UNANIMOUSLY APPROVED BOTH PROPOSALS, AND RECOMMENDS THAT THE SHAREHOLDERS OF NUMED VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT AND THE MERGER AGREEMENT.

         All information set forth in this Information Statement with respect to NuMed has been furnished by NuMed, and all information set forth herein with respect to Nutriceuticals has been furnished by Nutriceuticals. This Information Statement is first being mailed to the NuMed Shareholders on or about November ___ , 1998. NuMed will bear the costs of preparing, assembling and mailing the Information Statement.

          The date of this Information Statement is November ___, 1998.

                                TABLE OF CONTENTS

                                                                       PAGE NO.
                                                                       --------

SUMMARY OF INFORMATION STATEMENT..........................................1
    The Meeting...........................................................1
    The Reverse Stock Split...............................................2
    The Merger............................................................4
    Summary of Comparative Financial Data.................................8
THE SPECIAL MEETING OF THE SHAREHOLDERS OF NUMED.........................10
    General Information..................................................10
    Record Date and Voting Rights........................................10
PROPOSAL  I - PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE SPLIT OF
  THE OUTSTANDING SHARES OF NUMED COMMON STOCK...........................11
     Reasons for the Proposed Reverse Stock Split........................11
     Principal Effects...................................................11
     Fractional Shares...................................................12
     Exchange of Stock Certificates......................................12
     Effective Date......................................................12
     Federal Income Tax Consequences.....................................12
     Dissenters' Rights..................................................13
     Vote Required.......................................................13
PROPOSAL  II - THE MERGER................................................14
     Description of the Merger...........................................14
     Effective Time of the Merger........................................14
     Background of the Merger............................................15
     Reasons for the Merger and Recommendation of the NuMed Board........15
     Conditions Precedent to the Merger..................................17
     Modification, Waiver and Termination................................17
     Federal Tax Consequences............................................17
     Interests of Certain Persons in the Merger..........................18
     Certain Effects of the Merger on the Rights of NuMed and
      Nutriceuticals Shareholders........................................19
     Accounting Treatment................................................19
     Restrictions on Resales of NuMed Common Stock Issued in the Merger..19
     Expenses ...........................................................19
     Rights of Dissenting Shareholders...................................19
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS................................................21
MANAGEMENT...............................................................22
     Directors and Executive Officers of NuMed...........................22
     Directors and Officers of Nutriceuticals............................22
     Proposed Officers and Directors of Surviving Corporation............23
     Director Meetings and Committees....................................24
COMPENSATION OF EXECUTIVE OFFICERS.......................................24
     Summary Compensation Table..........................................24
OTHER MATTERS............................................................24
APPENDIX A...............................................................F-1
APPENDIX B...............................................................B-1

                        SUMMARY OF INFORMATION STATEMENT

         THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION SET FORTH ELSEWHERE IN THIS INFORMATION STATEMENT AND IS NOT INTENDED TO BE COMPLETE. IT SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE ANNEXES HERETO. SHAREHOLDERS OF NUMED ARE URGED TO READ THIS INFORMATION STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

         CERTAIN STATEMENTS CONTAINED IN THIS INFORMATION STATEMENT ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SUCH AS STATEMENTS RELATING TO FINANCIAL RESULTS, PLANS FOR FUTURE BUSINESS DEVELOPMENT ACTIVITIES, CAPITAL SPENDING OR FINANCING SOURCES, CAPITAL STRUCTURE AND THE EFFECTS OF REGULATION AND COMPETITION AND ARE THUS PROSPECTIVE. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, ECONOMIC CONDITIONS, COMPETITION AND OTHER UNCERTAINTIES DETAILED FROM TIME TO TIME IN NUMED'S FILINGS WITH THE COMMISSION.

THE MEETING

Date, Time and
   Place of Meeting.................    A Special Meeting of the shareholders of
                                        NuMed will be held on December , 1998,
                                        at the offices of Schifino & Fleischer,
                                        P.A., One Tampa City Center, 201 North
                                        Franklin Street, Suite 2700, Tampa,
                                        Florida, commencing at 9:30 a.m., local
                                        time, and at any adjournment or
                                        postponement thereof.

Record Date..........................   November ___ , 1998.

Securities Entitled To Vote..........   The holders of record at the close of
                                        business on November ___ , 1998 (the "
                                        Record Date") of shares of NuMed Common
                                        Stock are entitled to notice of and to
                                        vote at the Special Meeting.

Matter to be Considered..............   At the Special Meeting, Shareholders
                                        will be asked to consider and vote on a
                                        proposal to amend NuMed's Articles of
                                        Incorporation to effect a one-for-fifty
                                        reverse split of the issued and
                                        outstanding shares of NuMed Common Stock
                                        (the "Reverse Stock Split"); See,
                                        PROPOSAL I - PROPOSAL TO EFFECT A
                                        ONE-FOR-FIFTY REVERSE STOCK SPLIT OF THE
                                        OUTSTANDING SHARES OF NUMED COMMON
                                        STOCK.

                                        If the Reverse Stock Split is approved
                                        by the NuMed Shareholders, they will
                                        then be asked to consider and vote on a
                                        proposed Merger pursuant to which
                                        Nutriceuticals will merge with and into
                                        NuMed and Nutriceuticals' shareholders
                                        will receive one (1) share of NuMed
                                        Common Stock for each share of
                                        Nutriceuticals' common stock
                                        owned. The Merger is to be effected
                                        pursuant to a Merger Agreement which
                                        contemplates the following related
                                        transactions: (a) an amendment to
                                        NuMed's Articles of Incorporation to
                                        change the name of NuMed to
                                        "Nutriceuticals.com Corporation"; and
                                        (b) the election of four (4) directors
                                        to serve as the directors of NuMed after the Merger, until the next annual meeting and until their successors are elected and qualified. See, PROPOSAL II-THE MERGER.

Required Vote.......................    Each share of NuMed Common Stock will be
                                        entitled to one (1) vote on each of the
                                        proposals to be presented at the
                                        Special Meeting.

                                        In order to take action on the Reverse
                                        Stock Split, and on any other matter
                                        submitted to shareholders at a meeting
                                        where a quorum is present (other than
                                        the Merger), the votes cast in favor of
                                        the action must exceed the votes cast
                                        opposing the action. See, The Special
                                        Meeting of the Shareholders of NuMed -
                                        Record Date and Voting Rights. To
                                        approve and adopt the Merger Agreement,
                                        the affirmative vote of a majority of
                                        all the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding NuMed Common Stock is required to adopt the Merger Agreement. See, THE SPECIAL MEETING OF THE SHAREHOLDERS OF NUMED - RECORD DATE AND VOTING RIGHTS.

Shares Owned by Directors
     and Officers....................   The directors and executive officers of
                                        NuMed and their affiliates beneficially
                                        own approximately 28.97% of the shares
                                        of NuMed Common Stock entitled to vote
                                        at the Special Meeting. The directors
                                        and executive officers of NuMed have
                                        indicated their intention to vote such
                                        shares "FOR" the adoption of the Merger
                                        Agreement and the Reverse Stock Split.
                                        See, THE SPECIAL MEETING OF THE
                                        SHAREHOLDERS OF NUMED - RECORD DATE AND
                                        VOTING RIGHTS, and PROPOSAL II - THE
                                        MERGER - INTERESTS OF CERTAIN PERSONS IN
                                        THE MERGER.

THE REVERSE STOCK SPLIT

Reasons for the
     Reverse Stock Split.............   The purpose of the proposed Reverse
                                        Stock Split is to prevent a significant
                                        increase in the number of outstanding
                                        shares of NuMed Common Stock which could occur as a result of the Merger, by reducing the number of such shares presently outstanding, and thereby significantly reducing the number of such shares to be issued in the Merger.
                                        See,

                                        PROPOSAL I - PROPOSAL TO EFFECT A
                                        ONE-FOR-FIFTY REVERSE STOCK SPLIT OF THE
                                        OUTSTANDING SHARES OF NUMED COMMON STOCK
                                        - REASONS FOR THE REVERSE STOCK SPLIT.

Principal Effects...................    Based upon the number of shares of NuMed
                                        Common Stock outstanding on November ___
                                        , 1998, the proposed one-for-fifty
                                        Reverse Stock Split would decrease the
                                        outstanding shares of NuMed Common Stock from 8,775,685 to approximately 175,500 shares, which will continue to be held by NuMed's approximately 540 shareholders of record. See, PROPOSAL I
                                        - PROPOSAL TO EFFECT A ONE-FOR-FIFTY
                                        REVERSE STOCK SPLIT OF THE OUTSTANDING
                                        SHARES OF NUMED COMMON STOCK - PRINCIPAL
                                        EFFECTS.

Fractional Shares ..................    No scrip or fractional shares for NuMed
                                        Common Stock will be issued in
                                        connection with the proposed Reverse
                                        Stock Split. All fractional shares will
                                        be rounded up to the nearest whole
                                        share. See, PROPOSAL I - PROPOSAL TO
                                        EFFECT A ONE-FOR-FIFTY REVERSE STOCK
                                        SPLIT OF THE OUTSTANDING SHARES OF NUMED
                                        COMMON STOCK - FRACTIONAL SHARES.

Exchange of Stock Certificates......    Holders of NuMed Common Stock will be
                                        notified and requested to surrender
                                        their old NuMed Common Stock
                                        certificates for new certificates
                                        representing the number of whole shares
                                        of NuMed Common Stock after the Reverse
                                        Stock Split. Shareholders should NOT
                                        forward their certificates until they
                                        receive a letter of instruction from the Exchange Agent. See, PROPOSAL I -
                                        PROPOSAL TO EFFECT A ONE-FOR-FIFTY
                                        REVERSE STOCK SPLIT OF THE OUTSTANDING
                                        SHARES OF NUMED COMMON STOCK - EXCHANGE
                                        OF STOCK CERTIFICATES.

Effective Date......................    Following approval, the Reverse Stock
                                        Split will become effective as of 5:00
                                        p.m., E.S.T. on the date of the filing
                                        of an amendment to NuMed's Articles of
                                        Incorporation with the Department of
                                        State of Nevada (the "Effective Date").

Federal Income Tax Consequences.....    The Reverse Stock Split will qualify as
                                        a tax-free recapitalization for NuMed
                                        and the NuMed Shareholders. Shares of
                                        NuMed Common Stock in the hands of a
                                        NuMed Shareholder after the Reverse
                                        Stock Split will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of NuMed
                                        Common Stock held by such shareholder
                                        immediately prior to the proposed
                                        Reverse Stock Split, increased by any
                                        gain recognized from the rounding of
                                        fractional shares to the nearest next
                                        whole share. A NuMed Shareholder's
                                        holding period for the

                                        NuMed Common Stock after the Reverse
                                        Stock Split will not change. See,
                                        PROPOSAL I - PROPOSAL TO EFFECT A ONE-
                                        FOR-FIFTY REVERSE STOCK SPLIT OF THE
                                        OUTSTANDING SHARES OF NUMED COMMON STOCK
                                        - FEDERAL INCOME TAX CONSEQUENCES.

Appraisal Rights....................    Dissenting NuMed Shareholders have no
                                        appraisal rights under Nevada law or
                                        under NuMed's Articles or By-laws in
                                        connection with the Reverse Stock Split.

THE MERGER

General.............................    The Merger Agreement provides that
                                        Nutriceuticals will be merged with and
                                        into NuMed, with NuMed being the
                                        surviving corporation of the Merger.
                                        See, PROPOSAL II - THE MERGER -
                                        DESCRIPTION OF THE MERGER.

Parties to the Merger:
         NuMed......................    NuMed was organized in 1993 as a Nevada
                                        corporation, and was engaged in the
                                        health care industry until the fourth
                                        quarter of its fiscal 1997, in which
                                        NuMed sold its major product line to a
                                        competitor. It liquidated the remaining
                                        portions of the business in 1998. NuMed
                                        currently has no business operations,
                                        and has no material assets or
                                        liabilities. NuMed files reports with
                                        the Securities and Exchange Commission
                                        pursuant to Section 12(g) of the
                                        Exchange Act. The mailing address and
                                        telephone number of the principal
                                        executive offices of NuMed is 7270
                                        Sawgrass Point Drive, Pinellas Park,
                                        Florida, 33782, and (272) 524- 3227. For
                                        additional information regarding NuMed
                                        and the combined company that would
                                        result from the Merger. See, PROPOSAL II
                                        - THE MERGER - BACKGROUND OF THE MERGER.

         Nutriceuticals.............    Nutriceuticals is a development stage
                                        company which was organized in Florida
                                        in September 1998 to engage in the
                                        Internet vitamin industry.
                                        Nutriceuticals is presently developing
                                        and Internet Website and a transaction
                                        processing system to manage inventory,
                                        orders and shipping. Nutriceuticals
                                        estimates that such system will take
                                        approximately sixty (60) days to
                                        complete. Nutriceuticals believes that
                                        online vitamin/nutriceuticals retailing
                                        should gain increasing acceptance over
                                        the next five (5) years and continue to
                                        evolve. The mailing address and
                                        telephone number of the principal
                                        executive offices of Nutriceuticals is
                                        6950 Bryan Dairy Road, Largo, Florida
                                        33777, (813) 544-8866. See, PROPOSAL II
                                        - THE MERGER - BACKGROUND OF THE MERGER.

         Common Management .........    NuMed has certain key relationships with
                                        Nutriceuticals. A principal NuMed
                                        Shareholder, Jugal K. Taneja, is also a
                                        principal shareholder of Nutriceuticals.
                                        In addition, Mr. Taneja is the Chairman
                                        of the Board and Chief Executive Officer
                                        ("CEO") of NuMed and Nutriceuticals.
                                        Pursuant to the Merger Agreement, the
                                        officers and directors of Nutriceuticals will become the officers and directors of NuMed.

Reasons for Merger..................    In the fourth quarter of its 1997 fiscal
                                        year, NuMed divested itself of its major product line, and in fiscal 1998, it liquidated its remaining assets. NuMed presently has no material assets or liabilities. In October 1998, due to the relationship of the management of NuMed and Nutriceuticals, consideration was given as to combining the companies through a merger. The Boards of each of the companies unanimously approved the
                                        Merger and Merger Agreement concluding
                                        that the Merger is in the best interests of the NuMed Shareholders based on several factors including the following:
                                        (i) the comparable balance sheets of the parties; (ii) the future earning prospects of Nutriceuticals and the vitamin/nutriceutical industry; and
                                        (iii) the relative advantages and the
                                        risks of the Merger. See, PROPOSAL II -
                                        THE MERGER - REASONS FOR THE MERGER AND
                                        RECOMMENDATION OF THE NUMED BOARD.

Merger Consideration................    Nutriceuticals shareholders will receive
                                        in the Merger, in exchange for each
                                        issued and outstanding share of common
                                        stock, no par value per share, of
                                        Nutriceuticals ("Nutriceuticals Common
                                        Stock"), one (1) share of NuMed Common
                                        Stock, on a post-Reverse Stock Split
                                        basis. The shares of NuMed Common Stock
                                        to be received by Nutriceuticals
                                        shareholders pursuant to the Merger
                                        Agreement are referred to herein as the
                                        "Merger Consideration." See, PROPOSAL II
                                        - THE MERGER - REASONS FOR THE MERGER
                                        AND RECOMMENDATION OF THE NUMED BOARD.

                                        The Merger Consideration was not
                                        obtained in an arm's length negotiation, and the aggregate fair market value of the Merger Consideration is not readily ascertainable given the limited and sporadic trading in NuMed Common Shares. The NuMed Board did not obtain an outside financial advisor to ascertain the value of the parties, or the value or fairness of the Merger Consideration. See, PROPOSAL II - THE MERGER - BACKGROUND OF THE MERGER; REASONS FOR THE MERGER AND RECOMMENDATION OF THE NUMED BOARD.

Conversion of
     Nutriceuticals Shares..........    Upon consummation of the Merger, all
                                        outstanding shares of Nutriceuticals
                                        Common Stock will cease to be
                                        outstanding and will be converted into
                                        the right to receive the Merger
                                        Consideration.

Effective Date and Time.............    Upon approval of the Merger Agreement by
                                        the Shareholders at the Special Meeting, and the satisfaction or waiver (where permissible) of the other Merger conditions, including the approval and the consummation of the Reverse Stock
                                        Split proposal, the Merger will be
                                        consummated and become effective at the
                                        time at which Articles of Merger meeting the requirements of the Nevada General
                                        Corporate Law (the "Nevada GCL") and
                                        Articles of Merger meeting the
                                        requirements of the Florida Business
                                        Corporation Act ("FBCA") shall be
                                        delivered to the Secretary of State of
                                        Nevada and to the Secretary of State of
                                        Florida, respectively, for filing, which ever is later, (the time of such latter filing being the "Effective Time" and the day of such latter filing being the "Effective Date"). It is expected that the Effective Time will be promptly following completion of the Special
                                        Meeting. See, PROPOSAL II - THE MERGER -
                                        EFFECTIVE TIME OF MERGER.

Dissenter's/Appraisal Rights........    Holders of NuMed Common Stock are
                                        entitled to appraisal rights in
                                        connection with the Merger under the
                                        provisions of the Nevada GCL. Any NuMed
                                        Shareholder who desires to exercise his
                                        or her statutory dissenter's rights must submit within twenty (20) days of notice, a written demand for the payment of his or her shares. NuMed Shareholders who vote in favor of the Merger may not exercise dissenter's rights. FAILURE TO
                                        STRICTLY COMPLY WITH THE REQUIREMENTS OF
                                        THE NEVADA GCL WILL RESULT IN THE LOSS
                                        OF APPRAISAL RIGHTS. See, See, PROPOSAL
                                        II - THE MERGER - RIGHTS OF DISSENTING
                                        SHAREHOLDERS.

                                        The obligation of NuMed to effect the
                                        Merger is subject to the condition,
                                        which it may waive, that the holders of
                                        no more than five percent (5%) of the
                                        NuMed Common Stock have duly demanded
                                        appraisal of their shares at the time
                                        the Merger is to be consummated. See,
                                        PROPOSAL II - THE MERGER - CONDITIONS
                                        PRECEDENT TO THE MERGER.

Federal Tax Consequences............    The Merger is expected to be a tax-free
                                        reorganization within the meaning of
                                        Section 368(a) of the Internal Revenue
                                        Code of 1986, as amended (the "Code").
                                        Assuming that the Merger so qualifies,
                                        no gain or loss will be recognized for
                                        federal income tax purposes by holders
                                        of

                                        NuMed Common Stock. No ruling will be
                                        requested from the IRS as to the tax
                                        status of the Merger. However, Schifino
                                        & Fleischer, P.A. will render an opinion with respect to the tax-free status of the Merger. See, PROPOSAL II - THE MERGER - FEDERAL INCOME TAX
                                        CONSEQUENCES.

Conditions..........................    The Merger is conditioned upon the
                                        consummation of the Reverse Stock Split.
                                        In addition, the Merger Agreement
                                        contains customary representations and
                                        warranties of the parties, as well as
                                        customary covenants regarding the
                                        conduct of the respective businesses of
                                        NuMed and Nutriceuticals prior to the
                                        Effective Time. Each party's obligation
                                        to consummate the Merger is subject to
                                        the satisfaction of such customary
                                        consents and conditions prior to the
                                        Effective Time as set forth in the
                                        Merger Agreement. See, PROPOSAL II- THE
                                        MERGER - CONDITIONS PRECEDENT TO THE
                                        MERGER.

Termination.........................    The Merger Agreement may be terminated
                                        before the consummation of the Merger by either NuMed or Nutriceuticals under various circumstances, including the failure to consummate the Merger on or before January 31, 1999. See, PROPOSAL
                                        II- THE MERGER - MODIFICATION, WAIVER,
                                        AND TERMINATION.

Accounting Treatment................    The Merger will be accounted for as a
                                        "purchase," as such term is used under
                                        generally accepted accounting
                                        principles. See, PROPOSAL II- THE MERGER
                                        - ACCOUNTING TREATMENT.

Recommendation of Board of
 Directors..........................    The NuMed Board of Directors recommends
                                        a vote FOR the adoption of the Merger
                                        Agreement. See, Proposal II- The Merger
                                        - Reasons for the Merger and
                                        Recommendation of the NuMed Board.

SUMMARY OF COMPARATIVE FINANCIAL DATA

         NuMed was engaged in the health care industry from 1993 until the fourth quarter of its fiscal 1997, in which it sold its major product line to a competitor and thereafter liquidated the remaining portions of the business. NuMed currently has no business operations, and no material assets or liabilities.

         Nutriceuticals is a development stage company which was organized in September 1998, to engage in the Internet vitamin/nutriceuticals industry. Nutriceuticals has not yet commenced operations.

         A summary of comparative balance sheet data for NuMed and Nutriceuticals is set forth below. The financial statements of NuMed and Nutriceuticals, and a Pro Form Balance Sheet are attached as Appendix A hereto.

              NUTRICEUTICALS.COM CORPORATION & NUMED SURGICAL, INC. UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS AS OF OCTOBER 31, 1998

                                                                         PRO FORMA        PRO FORMA
                                  NUTRICEUTICALS       NUMED            ADJUSTMENTS         TOTAL
                                  --------------     ---------          -----------      ----------
ASSETS
Current assets:
  Cash                               $ 116,000       $   4,714           $    --          $ 120,714
  Prepaid expenses                      14,000            --                  --             14,000
                                     ---------       ---------           ---------        ---------

    Total current assets             $ 130,000       $   4,714           $    --          $ 134,714

Organization costs                       1,428            --                  --              1,428
                                     ---------       ---------           ---------        ---------

                                     $ 131,428       $   4,714           $    --          $ 136,142
                                     =========       =========           =========        =========

LIABILITIES
Current liabilities:
  Accounts payable                   $   1,428       $     875           $    --          $   2,303
  Accrued expenses                        --            16,437                --             16,437
                                     ---------       ---------           ---------        ---------

    Total current liabilities        $   1,428       $  17,312           $    --          $  18,740
                                     =========       =========           =========        =========

STOCKHOLDERS' EQUITY
Common stock                            24,000            --               (21,424)(1)        2,576
Additional paid-in-capital             106,000            --                21,424 (1)      127,424
Retained earnings(deficit)                --           (12,598)               --            (12,598)
                                     ---------       ---------           ---------        ---------

    Total stockholders' equity         130,000         (12,598)               --            117,402
                                     ---------       ---------           ---------        ---------

    Total liabilities and
      stockholders equity            $ 131,428       $   4,714           $    --          $ 136,142
                                     =========       =========           =========        =========

----------

(1) To give effect to the one-for-fifty Reverse Stock Split and the Merger of Nutriceuticals with and into NuMed.

              NUTRICEUTICALS.COM CORPORATION & NUMED SURGICAL, INC.
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                     FOR THE PERIOD ENDED OCTOBER 31, 1998

                                  NUTRICEUTICALS              NUMED                                 PRO FORMA
                                  FOR THE PERIOD          FOR THE SEVEN         PRO FORMA         FOR THE SEVEN
                                 SEPTEMBER 8, 1998        MONTHS ENDED         ADJUSTMENTS         MONTHS ENDED
                                TO OCTOBER 31, 1998     OCTOBER 31, 1998    OCTOBER 31, 1998     OCTOBER 31, 1998
                                -------------------     ----------------    ----------------     ----------------

Revenues                            $       --             $       --          $       --           $       --

Cost of Revenues                            --                     --                  --                   --
                                    ----------             ----------          ----------           ----------

    Gross Profit                            --                     --                  --                   --

Selling, general and
       administrative expenses              --                (3,935)                  --               (3,935)
                                    ----------            ----------           ----------           ----------

    Net income (loss)               $       --             $  (3,935)          $       --           $   (3,935)
                                    ==========            ==========           =========           ==========

                THE SPECIAL MEETING OF THE SHAREHOLDERS OF NUMED

GENERAL INFORMATION

         This Information Statement is first being furnished to the holders of NuMed Common Stock on or about November ___ , 1998, and is accompanied by the Notice of Special Meeting. The Special Meeting of Shareholders of NuMed is to be held at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on [Day], December ___ , 1998, at 9:30 a.m., local time, and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of (i) the Reverse Stock Split, and (ii) the Merger Agreement and the transactions contemplated thereby.

RECORD DATE AND VOTING RIGHTS

         The NuMed Board has fixed the close of business on November ___ , 1998, as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. At the close of business on the Record Date, there were 8,775,685 issued and outstanding shares of NuMed Common Stock (the only class of securities outstanding), held by approximately 540 holders of record or approximately [ # ] beneficial holders. Each share of NuMed Common Stock is entitled to one (1) vote on all matters submitted to the shareholders for approval.

         Under Nevada law, the affirmative vote of a majority of the votes entitled to be cast on the matter is required in order to approve a proposed merger transaction, unless the articles of incorporation or the board of directors require a greater number of votes. Neither the Articles of Incorporation of NuMed nor its Board requires a greater number of votes. In order to take action on the Reverse Stock Split and on any other matter submitted to shareholders at a meeting where a quorum is present, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the articles of incorporation or state law requires a greater number of votes. The presence of a majority of the outstanding shares of NuMed Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Special Meeting.

         As of the Record Date, the directors and officers of NuMed and their affiliates held an aggregate of 2,542,491 shares, or 28.97% of NuMed's outstanding shares of Common Stock. The directors and officers of NuMed and their affiliates have indicated that they intend to vote their shares of NuMed Common Stock at the Special Meeting in favor of the Merger Agreement and the Reverse Stock Split. The Board is not soliciting the proxies of the NuMed Shareholders, however, Shareholders are invited to attend the Special Meeting and can vote in person at that time.

         NuMed Shareholders should note that Mr. Jugal K. Taneja is the Chairman of the Board and Chief Executive Officer of both NuMed and Nutriceuticals, and he and members of his family, collectively own or control approximately 27.6% of the outstanding shares of NuMed Common Stock, and approximately 37.5% of the outstanding shares of the common stock of Nutriceuticals. See, THE MERGER - INTERESTS OF CERTAIN PERSONS IN THE MERGER.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   PROPOSAL I

               PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE SPLIT OF
                  THE OUTSTANDING SHARES OF NUMED COMMON STOCK

         The NuMed Board of Directors has proposed a resolution that would effect a reverse split of the outstanding shares of NuMed Common Stock on the basis of one (1) new share of NuMed Common Stock for each fifty (50) shares of outstanding NuMed Common Stock (the "Reverse Stock Split"). The Board's proposed Reverse Stock Split would have the effect of reducing the number of outstanding shares of NuMed Common Stock, but would not reduce the total number of authorized shares of NuMed Common Stock from the existing 20,000,000 shares. As of November ___ , 1998, 8,775,685 shares of NuMedCommon Stock were issued and outstanding.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

         The principal purpose of the proposed Reverse Stock Split is to prevent a significant increase in the number of outstanding shares of NuMed Common Stock as a result of the Merger, by reducing the number of shares of NuMed Common Stock presently outstanding from 8,775,685 shares to approximately 175,500 shares, and thereby reducing the number of shares of NuMed Common Stock subject to issuance pursuant to the Merger Agreement from approximately 120,000,000 shares to 2,400,000 shares.

           The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of NuMed Common Stock. The Board of Directors proposed the Reverse Stock Split, rather than an increase in such number of authorized shares, because it believes that a significant increase in the number of outstanding shares as a result of the Merger (120,000,000 shares) would be disproportionately large relative to the NuMed's present or future market capitalization. Moreover, when such a large number of shares is outstanding, the earnings per share of NuMed would only affected by a significant change in NuMed's net earnings. If a smaller number of shares is outstanding after the Merger (2,575,000 shares), NuMed's management would be more likely to see its sales efforts and savings reflected in any future earnings per share of NuMed Common Stock.

         The ratio for combining the stock at one-for-fifty was arbitrarily established to ensure the availability of a sufficient number of shares of NuMed Common Stock to satisfy NuMed's obligation to issue stock pursuant to the Merger Agreement, and retain enough authorized and unissued shares of NuMed Common Stock for future stock issuances.

PRINCIPAL EFFECTS

         If the Reverse Stock Split is approved, the total number of shares of NuMed Common Stock subject to the Reverse Stock Split, 8,775,685, would be converted automatically into an amount of whole shares equal to such number divided by fifty. All fractional shares will be treated in the manner set forth below. In addition, the aggregate number of authorized shares of NuMed Common Stock and the par value of the NuMed Common Stock will not change under the Board's proposed Reverse Stock Split.

         Based upon 8,775,685 shares of NuMed Common Stock outstanding on November ___ , 1998, the proposed one-for-fifty Reverse Stock Split would decrease the outstanding shares of NuMed Common Stock to approximately 175,500 shares, which will be held by approximately 540 shareholders of record. The proposed Reverse Stock Split would not directly affect the NuMed Shareholders' proportionate equity interest in NuMed or the proportionate voting power of any holder of NuMed Common Stock. However, consummation of the Reverse Stock Split is a condition of the Merger, and accordingly, the approval of the Reverse Stock Split will INDIRECTLY change the proportionate equity interests of NuMed's Shareholders. As a result of the Merger, the percentage ownership of NuMed's public Shareholders will be reduced from approximately 71.03% to 4.97%. Whereas NuMed has no operations or significant assets, the Board believes that the Reverse Stock Split, the Merger and resultant dilution of such shareholders' equity interest is necessary in order to acquire a business opportunity and is therefore in the best interests of the Shareholders of NuMed. The following table sets forth the capitalization of NuMed after the Reverse Stock Split.

                    BEFORE REVERSE STOCK SPLIT      AFTER REVERSE STOCK SPLIT
                    --------------------------      -------------------------

  CLASS OF STOCK     AUTHORIZED        ISSUED       AUTHORIZED         ISSUED
  --------------     ----------        ------       ----------         ------
   Common Stock      20,000,000       8,775,685     20,000,000       2,575,514*

----------

* Includes 2,400,000 shares issuable to the shareholders of the Nutriceuticals upon consummation of the Merger.

FRACTIONAL SHARES

         No scrip or fractional share certificates for NuMed Common Stock will be issued in connection with the proposed Reverse Stock Split, but in lieu thereof, the NuMed Board of Directors has authorized NuMed's officers to round up all fractional shares to the nearest whole share.

EXCHANGE OF STOCK CERTIFICATES

         As soon as possible after the Effective Date, holders of NuMed Common Stock will be notified and requested to surrender their present NuMed Common Stock certificates for new certificates representing a number of whole shares of NuMed Common Stock after the Reverse Stock Split. Until so surrendered, each current certificate representing shares of NuMed Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of NuMed Common Stock in the appropriately reduced whole number of shares. An exchange agent will be appointed (the "Exchange Agent"), to act for NuMed Shareholders in effecting the exchange of their certificates. NuMed Shareholders should not forward their stock certificates to the Exchange Agent until a letter of instruction is received, and should surrender their certificates only WITH such letter.

EFFECTIVE DATE

         Upon approval of the proposed Reverse Stock Split by the NuMed Shareholders at the Special Meeting and the filing of an amendment to NuMed's Articles of Incorporation, the Reverse Stock Split will become effective as of 5:00 p.m., E.S.T. on the date of such approval and filing (the "Effective Date"). Without any further action on the part of NuMed or the NuMed Shareholders, the NuMed Common Stock held by NuMed Shareholders of record, will be converted at 5:00 p.m., E.S.T. on the Effective Date into the right to receive a new number of whole shares of NuMed Common Stock, as described above.

FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING IS A GENERAL DISCUSSION OF THE MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT OF THE NUMED COMMON STOCK. THIS DISCUSSION IS BASED ON THE FEDERAL INCOME TAX LAWS AS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES

IN SUCH TAX LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES, REGULATIONS AND PROPOSED REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS DISCUSSION DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO NUMED SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO TAX LAWS (FOR EXAMPLE, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, REGULATED INVESTMENT COMPANIES AND FOREIGN TAXPAYERS). THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCE OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         No ruling will be obtained from the Internal Revenue Service regarding the Federal income tax consequences to the Shareholders of NuMed as a result of the Reverse Stock Split. ACCORDINGLY, EACH NUMED SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         Upon approval by the NuMed Shareholders, the proposed Reverse Stock Split will qualify as a tax-free recapitalization for NuMed and the NuMed Shareholders. Shares of NuMed Common Stock in the hands of a Shareholder after the Reverse Stock Split will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of NuMed Common Stock held by such shareholder immediately prior to the proposed Reverse Stock Split, increased by any gain recognized from the rounding of fractional shares to the nearest next whole share. A NuMed Shareholder's holding period for NuMed Common Stock after the Reverse Stock Split will not change.

DISSENTERS' RIGHTS

         Dissenting NuMed Shareholders have no appraisal rights under Nevada law, NuMed's Articles or NuMed's By-laws in connection with the proposed Reverse Stock Split.

VOTE REQUIRED

         The Board of Directors believes that the Reverse Stock Split are in the best interests of NuMed and its shareholders. In order to approve and adopt this proposal at the Special Meeting, the votes cast in favor of the proposal must exceed the votes cast opposing this proposal, provided a quorum is present.

                   THE NUMED BOARD RECOMMENDS A VOTE "FOR" THE
     PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE SPLIT OF NUMED COMMON STOCK.

                                   PROPOSAL II

                                   THE MERGER

         THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, AND THE OTHER APPENDICES HERETO, IN THEIR ENTIRETY.

DESCRIPTION OF THE MERGER

         In accordance with the provisions of the Merger Agreement, at the Effective Time, Nutriceuticals will be merged with and into NuMed, which will be the surviving corporation. The NuMed Articles of Incorporation and the NuMed Bylaws in effect at the Effective Time will continue to govern NuMed, until amended or repealed in accordance with applicable law. The Merger has been approved by the shareholders of Nutriceuticals. See, "The Merger - Conditions to the Merger."

         At the Effective Time, each share of Nutriceuticals Common Stock outstanding immediately prior to the Effective Time will be converted automatically into the right to receive one (1) share of NuMed Common Stock. Nutriceuticals has represented that, as of the Effective Time, there will be no more than 2,400,000 shares of Nutriceuticals Common Stock issued and outstanding. Following the Effective Time and assuming that 2,400,000 shares of Nutriceuticals Common Stock are outstanding at the Effective Time, the former shareholders of Nutriceuticals would own 2,400,000 shares or approximately 93% of the then outstanding NuMed Common Stock, on a post-Reverse Stock Split basis.

         The shares of NuMed Common Stock outstanding immediately prior to the Merger will continue to be outstanding after the Effective Time. As of the Record Date, there were 8,775,685 shares of NuMed Common Stock outstanding, or approximately 175,500 shares on a post-Reverse Stock Split basis, assuming no exercise of dissenters' rights by shareholders of NuMed, as explained below.

         The Merger Agreement contemplates the following additional transactions in connection with the Merger: (a) an amendment to NuMed's Articles of Incorporation to change NuMed's corporate name to "Nutriceuticals.com Corporation"; and (b) the election of four (4) directors to serve as the directors of NuMed after the Merger, until the next annual meeting and until their successors are elected and qualified. The four (4) persons who will become directors of NuMed at the Effective Time are Jugal K. Taneja, Stephen M. Watters, William L. LaGamba, and Mandeep K. Taneja. The approval of the Merger Agreement constitutes approval of the above related transactions.

EFFECTIVE TIME OF THE MERGER

         The Effective Time will occur on the date and at the time the Articles of Merger shall have been accepted for filing by the Nevada Department of State and the Florida Department of State, or such other time as is agreed to by the parties as specified in the Articles of Merger. Unless otherwise agreed by NuMed and Nutriceuticals, the parties have agreed to use their reasonable efforts to cause the Effective Time to occur as soon as possible following the last to occur of (i) the effective date of the Reverse Stock Split or (ii) the date on which the Merger Agreement has been approved and adopted by the requisite vote of the holders of NuMed Common Stock and all other conditions to the Merger have been met or waived. See "The Merger--Conditions to the Merger and Termination." If approved by the NuMed Shareholders, the parties expect that the Effective Time will occur on or before December ___ , 1998.

BACKGROUND OF THE MERGER

         NuMed was incorporated in October 1993, and it was actively engaged in the research, development and distribution of medical instruments and surgical supplies. NuMed was also actively engaged in the manufacturing and distribution of products for assistive living, self-care and homecare. During fiscal 1997, the NuMed Board concluded that, due to the existence of competitors with greater resources than NuMed's, the value of NuMed's business would deteriorate over time and that it was the best time to sell its principal product line. The product line was sold to a competitor in March 1998, and the remaining portions of NuMed's business were thereafter liquidated. NuMed currently has no material assets or liabilities.

         Nutriceuticals is a newly formed, development stage corporation, which was organized in September 1998 to engage in the Internet vitamin/nutriceuticals industry. Mr. Jugal K. Taneja is the Chairman of the Board and Chief Executive Officer ("CEO") of both NuMed and Nutriceuticals, and he is also a principal shareholder of both of the companies. SEE, "THE MERGER - INTERESTS OF CERTAIN PERSONS IN THE MERGER." Due to the relationship of the management and ownership of NuMed and Nutriceuticals, consideration was given, in October, 1998, as to combining the two companies through a merger, because NuMed is a publicly reporting corporation, and Nutriceuticals has a business plan and is capitalized with $130,000.

         In the Merger, each issued and outstanding share of common stock, no par value per share, of Nutriceuticals ("Nutriceuticals Common Stock") will be converted into the right to receive one (1) share of NuMed Common Stock, on a post-Reverse Stock Split basis. The shares of NuMed Common Stock to be received by Nutriceuticals shareholders pursuant to the Merger Agreement are referred to herein as the "Merger Consideration." As a result of the overlapping management and ownership of NuMed and Nutriceuticals, the exchange ratio for the Merger Consideration was not obtained in an arm's length negotiation.

         Although NuMed's shares of Common Stock are traded in the over-the-counter market on the bulletin board, there has been no active trading market for NuMed's shares. Therefore, the NuMed Board was not able to ascertain an aggregate fair market valuation for the Merger Consideration, based on recent trading value of the NuMed Common Stock. The NuMed Board did not obtain an outside financial advisor to ascertain the value of the parties, or the value or fairness of the Merger Consideration, believing that the cost thereof was not warranted.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE NUMED BOARD

         The NuMed Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, believe that the Merger is in the best interests of NuMed and its Shareholders, and recommends that the Shareholders of NuMed vote "FOR" approval of the Merger Agreement.

         In evaluating and determining to approve the Merger Agreement, the NuMed Board, without the assistance of a financial advisor or outside legal counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the Merger Agreement primarily on the following factors:

                  (i) The financial terms of the Merger. Although the aggregate market value of the Merger Consideration is not readily ascertainable, given the fact that the shares of Common Stock of NuMed are not actively traded, an outside valuation of NuMed, Nutriceuticals, or the Merger

         Consideration was not obtained, as it was believed that the cost of such valuations was not warranted. The NuMed Board believes, however, that the substantial dilutive effect of the issuance of the Merger Consideration, on the NuMed Shareholders is warranted, because NuMed has no assets or continuing operations and Nutriceuticals is capitalized with $130,000 and has a developing business.

                  (ii) The future earning prospects of Nutriceuticals and the vitamin/nutriceuticals industry. Vitamin/nutriceutical sales were estimated to have been approximately $21 billion in 1997, and are expected to grow to approximately $30 billion by the year 2000. Nutriceuticals, a development stage company, newly organized to engage in the Internet vitamin industry, is presently developing, internally, for its Website, a transaction processing system to manage inventory orders and shipping, and to process cash and credit card purchases. Nutriceuticals estimates that such system will take approximately sixty
         (60) days to complete, at a cost of $ _____.

                  (iii) Management believes that there are perceived advantages of an online vs. physical store. An online store has the potential to eliminate, or mitigate, critical inefficiencies and problems associated with physical vitamin/nutriceuticals stores. An online vitamin/nutriceuticals store can provide customers with a greater selection of products, because it isn't faced with shelf-space limitations, and at the same time afford customers an opportunity to search through a vast line of available products in a more efficient manner. In addition, capital and real estate costs are less intensive for an online store as opposed to a physical store.

                  (iv) The advantages and risks of the Merger. The NuMed Board identified the following risks in connection with the Merger: (a) Nutriceuticals is a development stage company and as such its operations are subject to numerous risks associated with establishing a new business with new technology, including a competitive environment in an industry characterized by numerous well-established and well-capitalized companies; (b) the newness of the online commerce market, particularly over the Internet; (c) the rapidly evolving and increasingly intense competition of the online market; (d) the minimal barriers to entry into the online market allowing current and future competitors to launch new websites at a relatively low cost; (e) uncertainty of the commercial acceptability of the online retail industry by vitamin/nutriceutical customers; (f) the cost of developing Nutriceuticals' search engine and processing system for its website; and (g) the uncertainty as to the future regulation of the Internet and the potential adverse impact of any such regulation. The NuMed Board believes, however, that these risks are outweighed by the potential benefits to be realized from the Merger, because the Merger provides NuMed with cash and a business plan. However, there is no assurance that the cash will be sufficient to carry out the business plan and the surviving corporation may need additional capital.

         Each of the above factors supports, directly or indirectly the determination of the NuMed Board as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of NuMed Common Stock. The NuMed Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination.

         NuMed Shareholders should note that certain members of management and directors of NuMed and Nutriceuticals have certain interests in and may derive certain benefits as a result of the Merger. However, despite the existence of such conflicts of interest, NuMed did not appoint a special committee of independent directors to review and considered the terms and conditions of the Merger, nor did the NuMed Board obtain a fairness opinion from and independent financial advisor. See, "The Merger - Interests of Certain Persons in the Merger."

CONDITIONS PRECEDENT TO THE MERGER

         The Merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of NuMed and Nutriceuticals. The shareholders of Nutriceuticals have already given their approval of the Merger Agreement. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permissible. Such conditions include (i) that the Reverse Stock Split is approved by the requisite vote of the shareholders of NuMed, (ii) the absence of any statute, rule, regulation, executive order, decree, or injunction has been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger, and (iii) the aggregate number of shares of NuMed Common Stock and Nutriceuticals Common Stock, with respect to which objections to the Merger and demands for payment of the fair value thereof shall have been made, shall not exceed five percent (5%) of the aggregate number of shares of stock entitled to object and make such demand.

         There are no federal or state regulatory requirements which must be satisfied or approvals which must be obtained in connection with the Merger Agreement, other than approval of shareholders and the filing the appropriate Merger documents with the States of Nevada and Florida.

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of their respective Boards of Directors. However, the provision relating to the consideration to be received by the shareholders of Nutriceuticals may not be amended after the Special Meeting in a manner to increase, reduce or otherwise modify in any material respect the consideration to be provided to the holders of Nutriceuticals Common Stock without the further approval of the holders of the issued and outstanding shares of NuMed Common Stock entitled to vote thereon.

         The Merger Agreement provides that each party may (i) waive any default in the performance of any term of the Merger Agreement by the other party, (ii) waive or extend the time for compliance of the conditions precedent to its obligations under the Merger Agreement (iii) waive any of the conditions precedent to consummate the Merger, to the extent legally permitted. Neither party intends, however, to waive any conditions of the Merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

         The Merger Agreement may be terminated by mutual agreement of the Nutriceuticals Board and the NuMed Board. The Merger Agreement may also be terminated by either the Nutriceuticals Board or the NuMed Board (i) if the approvals of the Merger Agreement by the NuMed or the Nutriceuticals shareholders are not obtained; (ii) if the required approval of the Reverse Stock Split by the NuMed Shareholders is not obtained; (iii) if the Merger is not consummated by January 31, 1999; provided that the failure to consummate the Merger by such date is not caused by the breach of the Merger Agreement by the terminating party.

FEDERAL TAX CONSEQUENCES

         Neither NuMed nor Nutriceuticals intend to seek a ruling form the Internal Revenue Service with respect to the tax consequences of the Merger. Schifino & Fleischer, P.A. has delivered to NuMed its opinion that, under federal law as currently in effect, (a) the proposed Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) no gain or loss will be recognized by the shareholders of NuMed as a result of the transactions contemplated by the Merger Agreement, except with respect to any NuMed shareholder who receives payment in cash as a result of the exercise of rights as a dissenting shareholder; and

(c) in the event of the receipt of cash by any NuMed Shareholder who elects to exercise his or her rights as a dissenting shareholder, gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the stock surrendered, which gain or loss will be capital gain or loss if the stock was a capital asset in the hands of the shareholder.

         THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE, AND IS INCLUDED IN THIS INFORMATION STATEMENT FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL, OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF NUMED ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM INCLUDING THE APPLICATION AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES, FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF SUBSEQUENT SALES OF NUMED COMMON STOCK AFTER THE MERGER.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of NuMed's and Nutriceuticals' management and Boards have interests in the Merger that are in addition to any interests they may have as shareholders of NuMed and/or Nutriceuticals, generally. These interests include, among others, provisions in the Merger Agreement relating to the management of NuMed after the Effective Time, election or appointment of all members of the Nutriceuticals Board to the NuMed Board after the Effective Time, and indemnification, all as herein after described.

         MANAGEMENT POST-MERGER. NuMed has agreed to cause all of the Nutriceuticals' directors to be elected to the Board of Directors of NuMed, for a one-year term following consummation of the Merger, and that they shall be appointed to their same management positions as executive officers of NuMed. As of the Effective Time, Jugal K. Taneja, the current Chairman of the Boards of NuMed and Nutriceuticals, will be remain the Chairman of the Board of NuMed after the Merger. In addition, Mr. Taneja shall retain his position as Chief Executive Officer of NuMed. Stephen M. Watters, who is the President and a Director of Nutriceuticals will be appointed to the same positions with NuMed, as will William L. LaGamba, the current Secretary and a Director of Nutriceuticals. In addition, the Merger Agreement provides that Mandeep K. Taneja shall be appointed as a Director of NuMed as of the Effective Time. Mandeep K. Taneja is the son of Jugal K. Taneja.

         INDEMNIFICATION. NuMed has agreed that it will, following the Effective Time, indemnify, defend and hold harmless the current and former directors and officers of NuMed and Nutriceuticals against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Nevada law and by the NuMed Articles of Incorporation and the NuMed Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

         OWNERSHIP OF NUTRICEUTICALS COMMON STOCK BY THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF NUMED. As of November __ , 1998, Mr Jugal K. Taneja, and members of his family, owned in the aggregate 2,418,866 shares of NuMed Common Stock, representing approximately 27.56% of the outstanding shares of NuMed Common Stock, before the Merger. Similarly, Mr. Taneja and his family own in the aggregate 900,000 shares of Nutriceuticals Common Stock, representing approximately 37.5% of the outstanding shares of Nutriceuticals Common Stock, before the Merger. Giving effect to the Merger and the Reverse Stock Split, Mr. Taneja and his family will control in the aggregate 948,368 shares of NuMed Common Stock, representing in an approximate 33.0% of the outstanding shares of NuMed Common Stock after the Merger.

No other officer or director of NuMed has beneficial ownership of any Nutriceuticals Common Stock. Similarly, no other officer or director of Nutriceuticals has beneficial ownership of any NuMed Common Stock.

CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF NUMED AND NUTRICEUTICALS SHAREHOLDERS

         The rights of shareholders of NuMed are presently governed by Nevada law, and the rights of shareholders of Nutriceuticals are presently governed by Florida law. At the Effective Time, the rights of the shareholders of NuMed will continue to be governed by Nevada law. The Articles of Incorporation and ByLaws of NuMed will be the Articles of Incorporation and By-Laws of the surviving corporation.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles.

RESTRICTIONS ON RESALES OF NUMED COMMON STOCK ISSUED IN THE MERGER

         All shares of NuMed Common Stock received by Nutriceuticals shareholders in the Merger are being acquired for investment purposes only by the shareholders of Nutriceuticals. Such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be freely traded until registered or sold pursuant to an exemption from registration. Stop transfer instructions will be given NuMed to the transfer agent with respect to such securities, and certificates shall bear an appropriate legend relating to transfer restrictions.

EXPENSES

         The Merger Agreement provides that, whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses, except that expenses incurred in printing this Information Statement and relating to the issuance of NuMed Common Stock will be paid by NuMed. It is estimated that these expenses will approximate [ $ ].

RIGHTS OF DISSENTING SHAREHOLDERS

         HOLDERS OF SHARES OF NUMED COMMON STOCK MAY BE ENTITLED TO ASSERT DISSENTERS' RIGHTS UNDER THE NEVADA REVISED STATUTES ("NRS"). THE FOLLOWING IS A SUMMARY OF THE PROVISIONS OF THE NEVADA GCL RELATING TO DISSENTERS' RIGHTS.

         NuMed Shareholders who wishes to dissent from the proposed Merger and obtain payment of the fair value of their shares of NuMed Common Stock: (i) must deliver to NuMed, before the vote is taken, written notice of his or her intent to demand payment for his or her NuMed Common Stock if the proposed action is effectuated (the "Shareholder's Notice"); and (ii) must NOT vote his shares in favor of the proposed action. A NUMED SHAREHOLDER WHO DOES NOT SATISFY THE REQUIREMENTS OF SUBSECTIONS (I) AND (II) WILL NOT BE ENTITLED TO PAYMENT FOR HIS OR HER SHARES.

         If the proposed Merger is thereafter approved by the required vote at the NuMed Special Meeting, NuMed shall, within ten (10) days after effectuation of the action, mail a notice (the "Company Notice") to all NuMed Shareholders who prior to the meeting delivered a Shareholder Notice which satisfies the above requirements. The Company Notice shall:

         (i) state where a demand for payment must be sent, and where and when certificates for certificated shares must be deposited, in order to obtain payment;

         (ii) inform holders of uncertificated shares as to what extent transfer of shares will be restricted from the time that demand for payment is received;

         (iii) supply a form for demanding payment, which form includes a request for certification of the date on which the shareholders acquired beneficial ownership of the shares;

         (iv) set a date by which NuMed must receive the demand for payment, which date may not be less than thirty (30) nor more than sixty (60) days after the date the Notice is delivered; and

         (v) be accompanied by a copy of the Nevada GCL Sections 92A.300 to 92A.500, inclusive, which set forth the rights of dissenters.

NUMED SHAREHOLDERS WHO FAIL TO DEMAND PAYMENT, OR FAIL TO DEPOSIT CERTIFICATES, IN THE MANNER REQUIRED BY THE COMPANY NOTICE PURSUANT TO THE NRS, WILL HAVE NO RIGHT TO RECEIVE PAYMENT FOR THEIR SHARES OF NUMED COMMON STOCK. A dissenter shall retain all other rights of a NuMed Shareholder until these rights are modified by effectuation of the proposed corporate action.

         Within thirty (30) days after receipt of demand for payment, NuMed shall remit to dissenters who have made demand and have deposited their certificates, the amount which NuMed estimates to be the fair value of the shares, with interest if any has accrued. If NuMed fails to remit, or if the dissenter believes that the amount remitted is less than the fair value of the shares of NuMed Common Stock, a dissenter may send NuMed their own estimate of the value of the NuMed Common Stock and demand payment for the deficiency. IF A DISSENTER DOES NOT FILE SUCH ESTIMATE WITHIN THIRTY (30) DAYS AFTER NUMED'S MAILING OF ITS REMITTANCE, SUCH DISSENTER SHALL BE ENTITLED TO NO MORE THAN THE AMOUNT REMITTED.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of NuMed Common Stock as of November ___ , 1998, by (i) each person known to NuMed to own beneficially more than 5% of NuMed Common Shares, and (ii) all Directors and Officers as a group. As of November ___ , 1998, there were approximately 8,775,685 NuMed Common Shares issued and outstanding.

-------------------------------------------------------------------------------------------------
      NAME AND ADDRESS                                    AMOUNT AND NATURE        PERCENTAGE
     OF BENEFICIAL OWNER                             OF BENEFICIAL OWNER (1)(2)   OF CLASS (3)
-------------------------------------------------------------------------------------------------

Jugal K. Taneja (4).....................................       2,418,866            27.56%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

The First Delhi Trust (5)...............................         449,700             5.12%
    7270 Sawgrass Point Drive
    Pinellas Park, Florida, 33782

Westminster Trust Company (6)...........................         900,000            10.26%
    7270 Sawgrass Point Drive
    Pinellas Park, Florida, 33782

Manju Taneja (7)........................................       1,069,116            12.18%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

Michael J. Diroff.......................................         487,000             5.54%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

All Directors and Officers as a group (2 persons).......       2,542,491            28.97%

-------------------
(1) In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty (60) days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the NuMed Common Shares beneficially owned by them.
(3) In calculating the percentage ownership for a given individual or group, the number of NuMed Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days (60) held by such individual or group.
(4) Includes 449,700 shares held of record by The First Delhi Trust; 900,000 shares held of record by Westminster Trust Company; and 524,550 shares held of record by Manju Taneja. Mr. Taneja disclaims voting power with respect to the shares held of record by Manju Taneja, his spouse.
(5)    A trust established for the benefit of the children of Jugal K. Taneja.

                                       21




(6)   A partnership in which Jugal K. Taneja is the general partner.
(7) Includes 544,616 shares held of record by Jugal K. Taneja. Ms. Taneja disclaims voting power with respect to the shares held of record by Jugal
      K. Taneja, her spouse.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF NUMED

         The following table sets forth for each director and executive officer of NuMed information regarding his age, position(s)s with NuMed, and the amount of NuMed Common Stock which he beneficially owns.

                                                             AMOUNT OF NUMED      PERCENTAGE OF CLASS OF
NAME                   AGE    POSITION                     COMMON STOCK OWNED       NUMED COMMON STOCK
----                   ---    --------                     ------------------     ----------------------
Jugal K. Taneja         55    Chairman of the Board,            2,418,866                 27.6%
                              Chief Executive Officer,
                              President, and Secretary

Robert P. Ottman        56    Director                           123,625                   1.1%


         Pursuant to the NuMed Bylaws, each director of the company serves as a director for a term of one (1) year and until his successor is duly qualified. Officers shall be appointed annually by the board of directors, at its annual meeting, to hold such office until an Officer's successor shall have been duly appointed and qualified, unless an Officer sooner dies, resigns or is removed by the Board.

DIRECTORS AND OFFICERS OF NUTRICEUTICALS

         The following table sets forth for each director and executive officer of Nutriceuticals information regarding his age, position(s)s with Nutriceuticals, and the amount of Nutriceuticals Common Stock which he beneficially owns.

                                                                  AMOUNT OF          PERCENTAGE OF CLASS
NAME                     AGE    POSITION                        NUTRICEUTICALS        OF NUTRICEUTICALS
----                     ---    --------                      COMMON STOCK OWNED         COMMON STOCK
                                                              ------------------     ------------------
Jugal K. Taneja(1)        55    Chairman of the Board,             500,000                  20.7%
                                Chief Executive Officer

Stephen M. Watters        31    President and Director            1,000,000                 41.6%

William L. LaGamba        40    Secretary and Director             100,000                   4.2%

Mandeep K. Taneja         24    Director                           200,000                   8.4%

(1) Does not include 200,000 shares owned by Mandeep K. Taneja or 200,000 shares owned by Mihir K. Taneja, Jugal K. Taneja's adult children.

PROPOSED OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

         Pursuant to the terms of the Merger Areement, the persons listed in the table below shall serve as the Directors and Officers of Numed as of the Effective Time of the Merger. The following table set forth information regarding each such person's age, position(s)s with the surviving corporation, and the amount of common stock which he will beneficially own in the surviving corporation after the Merger

                                                                                      PERCENTAGE OF CLASS
                                                              AMOUNT OF SURVIVING         OF SURVIVING
NAME                      AGE    POSITION                     CORPORATION'S STOCK     CORPORATION'S STOCK
----                      ---    --------                     -------------------     -------------------
Jugal K. Taneja            55    Chairman of the Board,             548,368                  17.4%
                                 Chief Executive Officer

Stephen M. Watters         31    President and Director            1,000,000                 38.8%

William L. LaGamba         40    Secretary and Director             100,000                   3.9%

Mandeep K. Taneja          24    Director                           200,000                   7.8%


           Set forth below is the business experience and other biographical information regarding the persons who will be Directors and Officers of Numed after the Effective Time of Merger.

         JUGAL K. TANEJA has been Chairman of the Board and a Director of Nutriceuticals.com Corporation since the inception in September 1998. He also serves as, chief Executive Officer, President, Secretary and a Director of Numed Surgical, Inc. Mr. Taneja also serves as Chairman of the Board, Chief Executive Officer and Director of Numed Home Health Care, Inc. Mr. Taneja also serves as Chairman of Dynamic Health Products, Inc. The parent company of Innovative Health Products, Inc., Becan, Incredible Products and NuWave Health Products, Inc. Prior to his association with the company, Mr. Taneja served as Senior Vice President of Union Commerce Bank and Huntington National Bank from 1979 to 1983.

         STEPHEN M. WATTERS has been President and a Director of Nutriceutical.com Corporation since the inception in September 1998. Mr. Watters is also Vice President of Finance of Dynamic Health Products, a manufacturer and distributor of nutritional and health products. Prior to his association with the Company, Mr. Watters was in the investment banking and brokerage business from 1991 To 1998. He received his Executive Masters of Business Administration Degree from Case Western Reserve University.

WILLIAM K. LAGAMBA Has been Secretary and a Director of Nutriceuticals.com Corporation since the inception in September 1998. Mr. Lagamba serves as Chief Executive Officer and Director of Dynamic Health Products. Mr. Lagamba has been involved in the distribution, sales, marketing of pharmaceuticals, health and beauty products and over-the-counter products for the past 15 years. Prior to his association with the company, Mr. Lagamba was Vice President of Retail Sales for Mckesson Drug Company, a Fortune 100 Company.

MANDEEP K. TANEJA Has served as Director of Nutriceuticals.com Corporation since its inception in September 1998. Mr. Taneja has actively invested in various venture capital activities and is in his final year as a law student at the University of Miami. Mr. Taneja has undergraduate Business Management Degree from the University of Rochester. Mandeep Taneja is the son of Jugal Taneja.

DIRECTOR MEETINGS AND COMMITTEES

         During the fiscal year ended March 30, 1998, the Board of Directors of Numed held a total of 3 telephonic meetings. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors. Numed does not have standing audit, nominating or compensation committees, or committees performing similar functions.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three (3) fiscal years for Numed's Chief Executive Officers.

                           SUMMARY COMPENSATION TABLE

   NAME AND PRINCIPAL POSITION (1)     FISCAL YEAR     SALARY ($)        BONUS ($)        ALL OTHER COMPENSATION ($)
   -------------------------------     -----------     ----------        ---------        --------------------------
Jugal K. Taneja                            1998             0                0                         0
Chief Executive Officer                    1997             0                0                         0

Nayan S. Shah,                             1996          79,200              0                         0
Chief Executive Officer

----------
(1)    Mr. Shah served as NuMed's Chief Executive Officer in Fiscal 1996. Jugal
       K. Taneja became NuMed's Chief Executive Officer in Fiscal 1997. Mr. Taneja received no compensation in 1997 or 1998. There are no other Officers of NuMed or individuals whose compensation from NuMed exceeded $100,000 in any of the past three (3) fiscal years.

                                  OTHER MATTERS

         At the time of the preparation of this Information Statement, the NuMed Board had not been informed of any matters which would be presented for action at the Special Meeting, other than the proposals specifically set forth in the Notice of Special Meeting of Shareholders and referred to herein.

                                   NUMED SURGICAL, INC.

                                   ----------------------------------------
Date: November ___ , 1998          Jugal K. Taneja, Chief Executive Officer

                                                                      APPENDIX A

                              NUMED SURGICAL, INC.

                              FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
NuMed Surgical, Inc.
Clearwater, Florida

         We have audited the statements of net deficiency in liquidation of NuMed Surgical, Inc. (a Nevada corporation) as of March 31, 1998, and the related statements of changes in net deficiency in liquidation for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of NuMed Surgical, Inc. as of March 31, 1997 were audited by Ernst & Young, LLP, whose report dated June 4, 1997 expressed an unqualified opinion on those statements.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         As discussed in Note A to the financial statements, effective March 31, 1997 the Company sold the majority of its operating assets and effectively ceased operations. The Company is presently in the process of liquidation, and management's plans in regard to this matter are further discussed in the notes to the financial statements. Therefore, at March 31, 1997 the Company has changed its basis of accounting from the going-concern basis to a liquidation basis.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of NuMed Surgical, Inc. as of March 31, 1998, and the changes in net assets in liquidation for the year then ended, in conformity with generally accepted accounting principles.

                                              Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
May 29, 1998

                              NUMED SURGICAL, INC.

                   STATEMENTS OF NET DEFICIENCY IN LIQUIDATION

                       YEARS ENDED MARCH 31, 1998 AND 1997

                                                 1998         1997
                                               --------     --------
ASSETS

Current assets:
    Cash                                       $  8,274       35,341
    Accounts receivable                          13,270       63,322
    Allowable for bad debts                     (13,270)     (16,370)
    Inventories                                    --          8,272
    Prepaid expenses and other assets              --            300
                                               --------     --------

                  Total assets                 $  8,274       90,865
                                               ========     ========

LIABILITIES AND NET DEFICIENCY

Current liabilities:
    Accounts payable                           $    500       32,708
    Accrued expenses                             16,437       14,760
    Due to AMATECH                                 --         47,695
                                               --------     --------

                  Total current liabilities      16,937       95,163

Net deficiency in liquidation, attribute to
  8,775,685 shares                             $ (8,663)      (4,298)
                                               ========     ========


See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

              STATEMENT OF CHANGES IN NET DEFICIENCY IN LIQUIDATION

                            YEAR ENDED MARCH 31, 1998

Increase in net assets (liabilities) in liquidation:
    Sales                                                           $     3,918
    Bad debt recovery                                                     3,101
                                                                    -----------

Decreases in net assets (liabilities) in liquidation:
    Cost of goods sold                                                  (16,760)
    Professional fees                                                   (13,012)
    Occupancy                                                            (6,432)
    Office expense                                                       (1,283)
    Other                                                                (6,112)
                                                                    -----------

                    Decrease in net assets (liabilities) in
                      liquidation before adjustments                    (36,580)

Adjustments of estimated values                                          32,215

                    Decrease in net assets (liabilities) in
                      liquidation                                        (4,365)

Beginning net assets in liquidation                                      (4,298)

Ending net assets (liabilities) in liquidation                      $    (8,663)
                                                                    ===========

Loss per share:
    Loss attributable to common stockholders                        $    (4,365)

    Net loss per common share (basic and diluted)                          --
                                                                    ===========

    Weighted average common stock outstanding (basic and diluted)     8,775,685
                                                                    ===========


See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                             STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31, 1997

Net sales                                                           $   488,340

Cost of goods sold                                                      304,199
                                                                    -----------

           Gross profit (loss)                                          184,141

Selling, general and administrative expenses:
    Salary and benefits                                                  98,890
    Professional fees                                                    30,544
    Travel and entertainment                                              8,397
    Occupancy                                                            15,008
    Advertising and marketing                                            23,687
    Insurance                                                            17,050
    Research and development expense                                        242
    Office expense                                                        7,132
    Depreciation, amortization and write off of long lived assets        68,605
    Bad debt                                                              9,492
    Other                                                                11,175
                                                                    -----------

           Total selling, general and administrative expenses           290,222
                                                                    -----------

           Operating loss                                              (106,081)

Other income (expense):
    Interest expense                                                     (6,189)
    Interest income                                                           3
    Gain on sale of assets                                               19,435
    Other expense                                                          (525)
    Bad debt recovery                                                      --
                                                                    -----------

           Total other income (expense)                                  12,724

           Net loss                                                 $   (93,357)
                                                                    ===========

Net loss per share                                                  $       .01
                                                                    ===========

Shares used in computing per share information                        8,775,685
                                                                    ===========

See notes to financial statements and auditors' report.

                                               NUMED SURGICAL, INC.
                                              STATEMENT OF CASH FLOWS
                                         FOR THE YEAR ENDED MARCH 31, 1997

Cash flows from operating activities:
    Net loss                                                                       $ (93,357)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
       Depreciation, amortization and write off of long lived assets                  68,605
       Gain from the sale of assets                                                  (19,435)
       Provision for bad debts write off of long lived assets                          9,492
       Increase (decrease) in cash due to net changes in operating assets and liabilities:
          Accounts receivable                                                        (12,757)
          Inventories                                                                 43,384
          Prepaid expenses and other current assets                                        -
          Accounts payable                                                            (6,387)
          Accrued expenses                                                           (12,584)
                                                                                   ---------

                  Net cash used in operating activities                              (23,039)
                                                                                   ---------

Cash flows from investing activities -
    Proceeds from sale of product line                                                92,695
                                                                                   ---------

Cash flows from financing activities:
    Proceeds from short-term borrowings                                               23,000
    Payments on line of credit                                                       (64,544)

                  Net cash used in financing activities                              (41,544)
                                                                                   ---------

Increase (decrease) in cash                                                           28,112

Cash at beginning of period                                                            7,229

Cash at end of period                                                             $   35,341
                                                                                  ==========

See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                        FOR THE YEAR ENDED MARCH 31, 1997


                                      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                ----------------------------------------------------------------        NET ASSETS
                                      COMMON STOCK                                                   (DEFICIENCY) IN
                                ------------------------   PAID-IN      ACCUMULATED                  LIQUIDATION AT
                                   SHARES        VALUE     CAPITAL        DEFICIT         TOTAL       MARCH 31, 1997
                                -----------   ----------  ---------     ------------  ----------     --------------
Balance at March 31,
   1996                           8,775,685   $    8,776    473,222         (392,939)     89,059                  -

Net loss                                  -            -          -          (93,357)    (93,357)                 -
                                -----------   ----------  ---------     ------------  ----------     --------------

Balances at March 31,
  1997 before liquidation
  basis of  accounting            8,775,685        8,776    473,222         (486,296)     (4,298)                 -

Changes in basis of
  accounting                              -       (8,776)  (473,222)         486,296       4,298             (4,298)
                                -----------   ----------  ---------     ------------  ----------     --------------

Balances at March 31,
  1997 after the liquidation
  basis of accounting             8,775,685   $        -          -                -           -             (4,298)
                                ===========   ==========  =========     ============  ==========     ==============



See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997

A.       DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION OF SALE OF ASSETS

         NuMed Surgical, Inc. (NuMed or the Company) has been actively engaged in the research, development and distribution of medical instruments and surgical supplies since February 1991 to the health care market. Effective March 31, 1997, the Company made the decision to sell its remaining major product line to AMATECH Corporation (AMATECH) and adopted a plan of liquidation. As a result, the assets remaining at March 31, 1997 are recorded at net realizable value. All operating assets were disposed of by March 31, 1998.

         In an agreement effective March 31, 1997, NuMed sold approximately $25,565 of inventory, $47,695 of accounts receivable and all other assets pertaining to the business of design, manufacture, sales or marketing of patient positioning products, disposables and pads to AMATECH. Consideration given to NuMed was the payment of its $64,544 line of credit and forgiveness of the $27,695 of accounts payable to AMATECH and $456 cash. The Company recorded a gain of $19,435 as a result of the sale.

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         SALES

         Provision has been made for returns of certain surgical medical products for which customers are entitled to a fourteen day trial evaluation. Credit is extended based on an evaluation of the customer's financial condition and collateral is not generally required.

         INVENTORIES

         Inventories are carried at the lower of cost or net realizable value. The cost of inventories is determined under the first-in, first-out
         (FIFO) method. Inventories consist mainly of surgical table accessories and assisted living products.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (continued)

                              NUMED SURGICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

         EARNINGS PER SHARE

         In the fourth quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). Under SFAS 128, basic net loss per share of common stock is computed by dividing income available to common stockholders by the weighted average number of common shares actually outstanding during the period. Diluted net loss per share of common stock presents income attributable to common shares actually outstanding plus dilutive potential common shares outstanding during the period.

C.       LONG-LIVED ASSETS

         In the fourth quarter of fiscal 1997, NuMed wrote off the balance of long-lived assets to amortization expense of $34,849 in accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". The long-lived assets included organizational costs, an exclusive distribution agreement, leasehold improvements and prototype equipment which have no realizable value at March 31, 1997 given management's intent to liquidate the Company as discussed in Note A.

D.       INCOME TAXES

         Deferred taxes reflect the impact of temporary differences between the financial statements and tax bases of assets and liabilities primarily relating to net operating losses.

                                                           MARCH 31,
                                                    1998               1997
                                                  ---------         ---------

         Deferred tax assets:
           Total deferred tax assets              $ 185,894           203,350
           Total deferred tax liability                                    -
           Valuation reserve                       (185,894)         (203,350)
                                                  ---------         ---------

            Net deferred tax asset                $       -                 -
                                                  =========         =========

         Due to the existence of the net operating losses that have been fully reserved, no provision for income tax is required for 1998 or 1997. Net operating loss carryforwards of approximately $451,000 expire through years 2009 and 2013.

                              NUMED SURGICAL, INC.

                              FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1997 AND 1998

                                   (UNAUDITED)

                              NUMED SURGICAL, INC.

                   STATEMENTS OF NET DEFICIENCY IN LIQUIDATION

                                                           SEPTEMBER 30,                MARCH 31,
                                                               1998                        1998
                                                        ------------------        -------------------
                                                           (UNAUDITED)                 (AUDITED)
ASSETS

Current assets:
    Cash                                                   $    4,714                       8,254
    Accounts receivable                                        13,270                      13,270
    Allowable for bad debts                                   (13,270)                    (13,270)
                                                           ----------                  ----------

                  Total assets                             $    4,714                       8,254
                                                           ==========                  ==========

LIABILITIES AND NET DEFICIENCY

Current liabilities:
    Accounts payable                                              875                       3,875
    Accrued expenses                                           16,437                      16,437
                                                           ----------                  ----------

                  Total current liabilities                    17,312                      20,312
                                                           ----------                  ----------

Net deficiency in liquidation, attributable to
  8,775,685 shares                                         $  (12,598)                    (12,058)
                                                           ===========                 ==========

                              NUMED SURGICAL, INC.

              STATEMENT OF CHANGES IN NET DEFICIENCY IN LIQUIDATION
                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                            1998                      1997
                                                                        ------------              ------------
Increase in net liabilities in liquidation:
    Sales                                                               $        -                         -
    Bad debt recovery                                                            -                     3,101

Decreases in net liabilities in liquidation:
    Professional fees                                                          500                       500
    Office expense                                                              40                       176
                                                                        ----------                 ---------

                      Increase (decrease) in net
                        liabilities in liquidation                            (540)                    2,425

Beginning net liabilities in liquidation                                   (12,058)                  (32,137)
                                                                        ----------                 ---------

Ending net liabilities in liquidation                                   $  (12,598)                  (29,712)
                                                                        ===========                =========

Gain (loss) per share:
    Gain (loss) attributable to common stockholders                     $     (540)                    2,425
                                                                        ==========                 =========

    Net gain (loss) per common share (basic and
      diluted)                                                          $        -                         -
                                                                        ==========                 =========

    Weighted average common stock outstanding
      (basic and diluted)                                                8,775,685                 8,775,685
                                                                        ==========                 =========

                              NUMED SURGICAL, INC.

              STATEMENT OF CHANGES IN NET DEFICIENCY IN LIQUIDATION
                                   (UNAUDITED)

                                                                                  SIX MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                            1998                      1997
                                                                        ------------              -------------
Increase in net liabilities in liquidation:
    Sales                                                               $        -                     3,918
    Bad debt recovery                                                            -                     3,101

Decreases in net liabilities in liquidation:
    Cost of goods sold                                                           -                     8,109
    Professional fees                                                        3,875                    12,000
    Occupancy                                                                    -                     6,432
    Office expense                                                              60                       176
    Other                                                                        -                     5,716
                                                                        ----------                ----------

                      Decrease in net liabilities in liquidation            (3,935)                  (25,414)

Beginning net assets in liquidation                                         (8,663)                   (4,298)
                                                                        ----------                ----------

Ending net liabilities in liquidation                                   $  (12,598)                  (29,712)
                                                                        ==========                ==========

Loss per share:
    Loss attributable to common stockholders                            $   (3,935)                  (25,414)
                                                                        ==========                ==========

    Net loss per common share (basic and diluted)                       $        -                         -
                                                                        ==========                ==========

    Weighted average common stock outstanding
      (basic and diluted)                                                8,775,685                 8,775,685
                                                                        ==========                ==========

                              NUMED SURGICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

NOTE A - BASIS OF PRESENTATION

GENERAL:

The accompanying interim financial statements are unaudited, but reflect all adjustments which are, in the opinion of the Company's management necessary to present fairly the financial position as of September 30, 1998. The results for the three months ended September 30, 1998 are not necessarily indicative of results to be expected for the full year. References should be made to the Company's Form 10-KSB for the year ended March 31, 1998, for additional disclosure.

ITEM 2:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION:

The following is an analysis of the operations of NuMed Surgical for the three months ended September 30, 1998 and 1997 and should be read in conjunction with the Company's financial statements that appear elsewhere in this report.

RESULTS OF OPERATIONS:

The Company ceased operations on April 1, 1997 and liquidated the "patient positioning" assets. The Company ceased operations due to continued losses caused by increased competition and the loss of exclusivity of patient positioning products. Also, the Company was never able to find an acceptable industry partner to enter into a joint venture on the Liftmate Product which was acquired in 1995. The Company did not have adequate internal resources to pursue the "Liftmate" market on its own. The "patient positioning" product line was where most of the sales of the Company were coming from since the inception of the Company. The Company had no sales activity for the three months ended September 30, 1998. This decrease is due to the fact that the Company ceased operations.

FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES:

The Company's cash and cash equivalents at September 30, 1998 and March 31, 1998 were $4,714 and $8,274, respectively. The change is minimal due to the Company's liquidation.

                                          NUTRICEUTICALS.COM CORPORATION

                                               FINANCIAL STATEMENTS

                                                 OCTOBER 31, 1998
                                    (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Shareholders
Nutriceuticals.Com, Corporation:

         We have audited the accompanying balance sheet of Nutriceuticals.Com Corporation as of October 31, 1998, and the related statement of income, stockholders' equity, and cash flows for the period September 8, 1998 (date of inception) to October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutriceuticals.Com Corporation at October 31, 1998, and results of its operations and its cash flows for the period September 8, 1998 (date of inception) to October 31, 1998 in conformity with generally accepted accounting principles.


                                      Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
November 4, 1998

                         NUTRICEUTICALS.COM CORPORATION

                                  BALANCE SHEET

                                OCTOBER 31, 1998

                                     ASSETS

Current assets:
      Cash                                                             $ 116,000
      Prepaid expenses                                                    14,000
                                                                       ---------

                   Total current assets                                  130,000

Organization costs                                                         1,428

                                                                       $ 131,428

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                     1,428

Stockholders' equity:
      Preferred stock, no par value, 1,000,000 shares authorized,
        no shares issued or outstanding                                        -
      Common stock, no par value, 9,000,000 shares authorized,
        2,400,000 shares issued and outstanding                           24,000
      Additional paid-in capital                                         106,000
      Retained earnings                                                        -
                                                                       ---------

                   Total stockholders' equity                            130,000
                                                                       ---------

                                                                       $ 131,428
                                                                       =========

See accountants' audit report and accompanying notes to financial statements.

                         NUTRICEUTICALS.COM CORPORATION

                               STATEMENT OF INCOME

              FOR THE PERIOD SEPTEMBER 8, 1998 (DATE OF INCEPTION)
                               TO OCTOBER 31, 1998

Revenues                                                           $   -

Cost of revenues                                                       -
                                                                   -----
                   Gross profit                                        -

Selling, general and administrative expenses                           -
                                                                   -----
                   Net income                                      $   -
                                                                   =====




See accountants' audit report and accompanying notes to financial statements.

                         NUTRICEUTICALS.COM CORPORATION

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE PERIOD SEPTEMBER 8, 1998 (DATE OF INCEPTION)
                               TO OCTOBER 31, 1998

                                                             ADDITIONAL                             TOTAL
                                               COMMON         PAID-IN          RETAINED          STOCKHOLDERS'
                                               STOCK          CAPITAL          EARNINGS             EQUITY
                                           ------------     ------------     ------------        -------------
Balances at September 8, 1998              $        -                 -                -                    -

Initial capital contributions                  20,000            10,000                -               30,000

Sale of common stock at $.25
  per share                                     4,000            96,000                -              100,000

Net income                                          -                 -                -                    -
                                           ----------     -------------        ---------       --------------

Balances at October 31, 1998               $   24,000           106,000                -              130,000
                                           ==========     =============        =========       ==============



See accountants' audit report and accompanying notes to financial statements.

                         NUTRICEUTICALS.COM CORPORATION

                             STATEMENT OF CASH FLOWS

              FOR THE PERIOD SEPTEMBER 8, 1998 (DATE OF INCEPTION)
                               TO OCTOBER 31, 1998

Cash flows from operating activities:
    Net income                                                        $       -
    Adjustment to reconcile net income to net cash from
      operating activities:
        Increase in prepaid expenses                                    (14,000)
        Increase in accounts payable                                      1,428
                                                                      ---------

                      Net cash used in operating activities             (12,572)
                                                                      ---------

Cash flows from investing activities:
    Increase in organizational costs                                     (1,428)
                                                                      ---------

                      Net cash used in investing activities              (1,428)
                                                                      ---------

Cash flows from financing activities:
    Initial capital contributions                                        30,000
    Sale of common stock                                                100,000
                                                                      ---------

                      Net cash provided by financing activities         130,000
                                                                      ---------

Net increase in cash                                                    116,000

Cash at beginning of period                                                   -
                                                                      ---------

Cash at end of period                                                 $ 116,000
                                                                      =========



See accountants' audit report and accompanying notes to financial statements.

                         NUTRICEUTICALS.COM CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1998

(1)       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           (a)      DESCRIPTION OF BUSINESS

                    Nutriceuticals.Com, Corporation (the Company) will provide vitamin and nutritional sales through it's website on the Internet.

           (b)      CASH AND CASH EQUIVALENTS

                    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

           (c)      CONCENTRATION OF CREDIT RISK

                    The Company maintains its demand bank accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

           (d)      INCOME TAXES

                    Effective September 8, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

           (e)      ESTIMATES

                    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              NUTRICEUTICALS.COM CORPORATION & NUMED SURGICAL, INC.
               (UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                     FOR THE PERIOD ENDED OCTOBER 31, 1998)

              NUTRICEUTICALS.COM CORPORATION & NUMED SURGICAL, INC.

       UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS AS OF OCTOBER 31, 1998

                                                                                      PRO FORMA        PRO FORMA
                                        NUTRICEUTICALS            NUMED              ADJUSTMENTS          TOTAL
                                        --------------        ------------           -----------       ----------
ASSETS
Current assets:
  Cash                                    $  116,000          $      4,714           $       --       $ 120,714
  Prepaid expenses                            14,000                    --                   --          14,000
                                          ----------          ------------           ----------       ---------

    Total current assets                  $  130,000          $      4,714           $       --       $ 134,714

Organization costs                             1,428                    --                   --           1,428
                                          ----------          ------------           ----------       ---------

                                            $131,428          $      4,714           $       --       $ 136,142
                                          ==========          ============           ==========       =========

LIABILITIES
Current liabilities:
  Accounts payable                        $    1,428          $        875           $       --       $   2,303
  Accrued expenses                                --                16,437                    -          16,437
                                          ----------          ------------           ----------       ---------

    Total current liabilities             $    1,428          $     17,312           $       --       $  18,740
                                          ==========          ============           ==========       =========

STOCKHOLDERS' EQUITY
Common stock                                  24,000                  --                (21,424)(1)       2,576
Additional paid-in-capital                   106,000                  --                 21,424 (1)     127,424
Retained earnings(deficit)                        --               (12,598)                  --         (12,598)
                                          ----------          ------------           ----------       ---------

    Total stockholders' equity               130,000               (12,598)                  --         117,402
                                          ----------          ------------           ----------       ---------

    Total liabilities and
      stockholders equity                 $  131,428          $      4,714           $       --       $ 136,142
                                          ==========          ============           ==========       =========

----------
(1) To give effect to the one-for-fifty Reverse Stock Split and the Merger of Nutriceuticals with and into NuMed.

              NUTRICEUTICALS.COM CORPORATION & NUMED SURGICAL, INC.
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE PERIOD ENDED OCTOBER 31, 1998

                                  NUTRICEUTICALS              NUMED                                  PRO FORMA
                                  FOR THE PERIOD          FOR THE SEVEN         PRO FORMA          FOR THE SEVEN
                                 SEPTEMBER 8, 1998        MONTHS ENDED         ADJUSTMENTS          MONTHS ENDED
                                TO OCTOBER 31, 1998     OCTOBER 31, 1998    OCTOBER 31, 1998     OCTOBER 31, 1998
                                -------------------     ----------------    ----------------     ----------------
Revenues                            $         --         $         --         $        --         $         --

Cost of Revenues                              --                   --                  --                   --
                                    ------------         ------------         -----------         ------------

    Gross Profit                              --                   --                  --                   --

Selling, general and
       administrative expenses                --               (3,935)                 --               (3,935)
                                    ------------         ------------         -----------         ------------

    Net income (loss)               $         --         $     (3,935)        $        --         $     (3,935)
                                    ============         ============         ===========         ============

                                                                      APPENDIX B





                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              NUMED SURGICAL, INC.

                                       AND

                          NUTRICEUTICAL.COM CORPORATION

                         DATED AS OF NOVEMBER __ , 1998

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this day of November , 1998, by and among NuMed Surgical, Inc., a Nevada corporation ("NuMed"), and Nutriceuticals.com Corporation, a Florida corporation ("Nutriceuticals").

                              W I T N E S S E T H:

    WHEREAS, NuMed desires to acquire all of the 2,400,000 issued and outstanding shares of the common stock, no par value, of Nutriceuticals, through the merger of Nutriceuticals with and into NuMed pursuant to the terms hereinafter set forth (the "Merger");

    WHEREAS, the respective Boards of Directors of NuMed and Nutriceuticals deem it advisable and to the advantage and welfare of their respective corporations and stockholders, that Nutriceuticals be merged with and into NuMed upon the terms and conditions hereinafter specified;

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                           DESCRIPTION OF TRANSACTION

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.3 herein), in accordance with this Agreement and the relevant provisions of the Nevada General Corporations Law (the "Nevada GCL") and the Florida Business Corporations Act (the "FBCA"), Nutriceuticals shall be merged with and into NuMed. NuMed shall be the surviving corporation of the Merger and NuMed shall continue, and be deemed to continue, for all purposes after the Merger, and the existence of Nutriceuticals shall cease at the Effective Time. At the Effective Time (as defined in Section 1.3) each issued and outstanding share of the common stock, no par value, of Nutriceuticals ("Nutriceuticals Common Stock") shall be converted into the right to receive one (1) share of common stock, $.001 par value per share, of NuMed ("NuMed Common Stock").

    1.2 SURVIVING CORPORATION; CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. Following the Merger, NuMed shall continue to exist under, and be governed by, the laws of the State of Nevada. The Articles of Incorporation of NuMed, as in effect on the Closing Date (as defined in Section 1.4 herein), shall continue in full force and effect as the Articles of Incorporation of NuMed, except that upon the Merger the Articles of Incorporation of NuMed shall be amended to change the name of the corporation to "Nutriceuticals.com Corporation".

    1.3 EFFECTIVE DATE OF THE MERGER. This Agreement shall be submitted to the stockholders of NuMed and to the stockholders of Nutriceuticals, as provided in Sections 6.5 and 7.5 hereof, for approval as soon as practicable after the execution of this Agreement. Upon the authorization, approval and adoption of
(i) this Agreement by (a) the affirmative vote of the holders of at least a majority of the outstanding shares of NuMed Common Stock entitled to vote thereon as provided by Nevada GCL, and (b) the affirmative vote of the holders of at least a majority of the outstanding shares of Nutriceuticals Common Stock entitled to vote thereon as provided by the FBCA; and (ii) the Reverse Stock Split (as defined below in this Section 1.4) by the affirmative vote of the holders of at least a majority of the outstanding shares of NuMed Common Stock entitled to vote thereon as provided by Nevada GCL; a Plan and Articles of Merger (the "Articles of Merger") meeting the requirements of the Nevada GCL and meeting the requirements of the FBCA shall be executed, verified and acknowledged as required by the provisions of said laws, and such Articles of Merger shall be delivered to the Department of State of Nevada and to the Department of State of Florida (the "Departments of State") for filing (the time of the latter of such filings being the "Effective Time", and the date of the latter of such filings being the "Effective Date"). The term "Reverse Stock Split" shall mean a one-for-fifty reverse split of the outstanding shares of NuMed Common Stock and the delivery of an amendment of NuMed's Articles of Incorporation to the Nevada Department of State, said amendment reflecting said stock split.

    1.4 PROCEDURE FOR CLOSING. Subject to the satisfaction or appropriate waiver of all conditions precedent thereto, there shall be a closing (the "Closing") at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, at 10:00 a.m., or at such other place, date and time as the parties to this Agreement may otherwise agree (the "Closing Date"). At the Closing, the parties to this Agreement will take all actions as may be necessary to cause the filing of the Articles with the Departments of State.

    1.5 CONVERSION OF STOCK. Upon the filing of the Articles by the Departments of State, each issued and outstanding share of Nutriceuticals Common Stock, other than any share with respect to which a dissenting stockholder shall have demanded fair payment for such share in accordance with the FBCA, shall be converted immediately into one (1) share of NuMed Common Stock, as provided in
Section 1.1 hereof.

    1.6 DIRECTORS AND OFFICERS. The directors of NuMed, after the Effective Date of the Merger, who shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified are as follows:

                               NAME
                               ----

                               Jugal K. Taneja
                               Stephen M. Watters
                               William L. LaGamba
                               Mandeep K. Taneja

    The principal officers of NuMed, after the Effective Date of the Merger, who shall hold office until their successors are chosen and qualified are as follows:

               NAME                            POSITION
               ----                            --------

               Stephen M. Watters              President
               William L. LaGamba              Secretary

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF NUMED

    Except as disclosed in Exhibit "B" to this Agreement, NuMed represents and warrants to Nutriceuticals the following:

    2.1 ORGANIZATION AND STANDING. NuMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted. A true and correct copy of (i) its Articles of Incorporation together with all amendments thereto, certified by the Secretary of the State of Nevada, and (ii) its by-laws, certified by the Secretary of such corporation, each as then in effect, has been delivered to Nutriceuticals.

    2.2 CAPITALIZATION. The authorized capital stock of NuMed consists of 20,000,000 shares of common stock, par value $.001 per share, and as of the date of this Agreement there are outstanding 8,775,685 shares, all of which have been validly issued and are fully paid and non-assessable.

    2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution of this Agreement by NuMed and the delivery of this Agreement to Nutriceuticals have been duly authorized by the Board of Directors of NuMed, and no further corporate or other action is necessary on their part to make this Agreement valid and binding upon and enforceable against NuMed in accordance with the terms hereof or to carry out the transaction contemplated hereby.

    2.4 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit "C" are the Form 10-KSB Report for the year ended March 31, 1998 and the Form 10-QSB for the six months ended September 30, 1998 containing the financial statements of NuMed for the fiscal year ended March 31, 1998 and September 30, 1998, respectively. Except as contemplated by this Agreement and the transactions contemplated by this Agreement, those statements (i) are in accordance with the books and records of NuMed; (ii) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis; and (iii) fairly present the results of operations and financial condition of NuMed for the periods covered by the statements.

    2.5 NO MATERIALLY ADVERSE CHANGE. Subsequent to the period covered by the financial statements described in Section 2(d) of this Agreement, except as contemplated by this Agreement or the transactions contemplated by this Agreement, NuMed has not experienced any materially adverse change in its financial condition, assets, liabilities, or results of operations.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF NUTRICEUTICALS

    Except as disclosed in Exhibit "D" to this Agreement, Nutriceuticals hereby represents and warrants to NuMed the following:

    3.1 ORGANIZATION AND STANDING. Nutriceuticals is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business as it is now being conducted.

    3.2 CAPITALIZATION. The authorized capital stock of Nutriceuticals consists of 1,000,000 shares of preferred stock, no par value; and 9,000,000 shares of common stock, no par value. As of the date of this Agreement there are outstanding 2,400,000 shares common stock only, all of which have been validly issued and are fully paid and non-assessable.

    3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution and delivery of this Agreement by Nutriceuticals has been duly authorized by its Board of Directors, and no further corporate action will be necessary on their part to make this Agreement valid and binding upon each of them and enforceable against them in accordance with the terms of this Agreement, or to carry out the actions contemplated by this Agreement.

    3.4 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit "E" are the financial statements of Nutriceuticals at October 31, 1998 and for the period from September 8, 1998 (date of inception) through October 31, 1998.

    3.5 NO MATERIALLY ADVERSE CHANGE. Subsequent to the period covered by the financial statements described in Section 3.4 herein, except as contemplated by this Agreement or the transactions contemplated by this Agreement, Nutriceuticals has not experienced any materially adverse change in its financial condition, assets, liabilities, or results of operations.

                                   ARTICLE IV

                               COVENANTS OF NUMED

    NuMed hereby covenants the following:

    4.1 APPROVAL BY STOCKHOLDERS. Prior to the Closing, the shareholders of NuMed, shall have approved the Merger in accordance with the provisions of the Nevada GCL.

    4.2 CONDUCT OF THE BUSINESS UNTIL CLOSING. Except as Nutriceuticals may otherwise consent in writing, prior to the Closing NuMed will not conduct any operations and will use its best efforts to preserve the present business organization intact.

    4.3 CORPORATE ACTION; APPROVALS AND CONSENTS. NuMed will take all corporate and other action and use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated by this Agreement.

    4.4 ADVICE OF CHANGES. Between the date of this Agreement and the Closing, NuMed will promptly advise Nutriceuticals in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

    4.5 ACCESS TO PROPERTIES AND RECORDS, ETC. NuMed will give Nutriceuticals and its counsel, accountants, and other representatives full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of NuMed.

    4.6 MERGER PROXY OR INFORMATION STATEMENT. NuMed will prepare the Merger Proxy or Information Statement and, at the time when mailed to the stockholders of NuMed and at all times up to the date of approval of the Merger by the stockholders of NuMed, the Merger Proxy or Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to be included by or in the Merger Proxy or Information Statement in order to make the Merger Proxy or Information Statement and the statements therein not misleading; and the Merger Proxy or Information Statement will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                    ARTICLE V

                           COVENANTS OF NUTRICEUTICALS

    Nutriceuticals hereby jointly and severally covenants the following:

    5.1 APPROVAL BY STOCKHOLDERS. Prior to the Closing, the shareholders of Nutriceuticals, shall approve the Merger in accordance with the provisions of the FBCA.

    5.2 CONDUCT OF THE BUSINESS UNTIL CLOSING. Except as NuMed may otherwise consent in writing, prior to the Closing Nutriceuticals will not conduct any operations and will use its best efforts to preserve the present business organization intact.

    5.3 CORPORATE ACTIONS, APPROVALS AND CONSENTS. Nutriceuticals will take all corporate and other actions and use their best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the Merger and the transactions contemplated hereby.

    5.4 ADVICE OF CHANGES. Between the date of this Agreement and the Closing, Nutriceuticals will promptly advise NuMed in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

    5.5 ACCESS TO PROPERTIES AND RECORDS, ETC. Nutriceuticals will give NuMed and its counsel, accountants, and other representatives full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of Nutriceuticals.

    5.6 MERGER PROXY OR INFORMATION STATEMENT. Nutriceuticals will cooperate with and will provide all information reasonably requested in writing by NuMed in connection with the preparation by NuMed of any proxy or information statements to be sent to the shareholders of NuMed in connection with the Merger; and Nutriceuticals will use its best efforts to assure that any such information provided in writing to NuMed, at the time when provided and at all times up to the date of approval of the Merger by the stockholders of NuMed, does not and will not contain any untrue statement of a material fact required to be stated or necessary in order to make such information not misleading.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NUMED

    The obligations of NuMed under this Agreement are subject to the satisfaction, at or prior to the Closing, or each of the following conditions (the fulfillment of any of which may be waived in writing by NuMed).

    6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and statements of Nutriceuticals contained in this Agreement, all exhibits to this Agreement and any documents delivered in connection with this Agreement, shall not only have been true and complete as of the date of this Agreement and when made but shall also be true and complete as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms of this Agreement.

    6.2 COMPLIANCE. Nutriceuticals shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits to this Agreement to be performed and complied with by it at or prior to the Closing.

    6.3 GOOD STANDING CERTIFICATES. NuMed shall have received a certificate executed by the Secretary of State of the State of Florida dated within ten (10) days prior to the Closing Date certifying that Nutriceuticals is a corporation in good standing under the laws of the State of Florida.

    6.4 CERTIFICATE. NuMed shall have received a certificate executed by the President of Nutriceuticals, attested to by the Secretary of such corporation under its corporate seal, dated the Closing Date, satisfactory in form and substance to NuMed and its counsel, certifying as to (i) the fulfillment of matters set forth in Section 6.1 through 6.3 of this Agreement, (ii) the resolutions adopted by the Board of Directors of Nutriceuticals approving the execution of this Agreement and the consummation of the transactions contemplated hereby; (iii) the resolutions adopted by the stockholders of Nutriceuticals approving the Merger; (iv) the incumbent officers of Nutriceuticals and the authenticity of the signatures of each; and (v) the information, if any, required to be furnished to Nutriceuticals pursuant to
Section 4(c) of this Agreement.

    6.5 STOCKHOLDER APPROVAL. Holders of a majority of the outstanding shares of common stock of Nutriceuticals entitled to vote on the Merger shall have approved the Merger in accordance with the provisions of the FBCA.

    6.6 DISSENTERS' RIGHTS. There shall not be holders of more than five percent (5%) of the issued and outstanding shares of NuMed Common Stock and/or Nutriceuticals Common Stock, collectively, who exercise dissenter's rights under the Nevada GCL or the FBCA, respectively.

    6.7 STOCKHOLDER LIST. Nutriceuticals shall have delivered to NuMed a list of the stockholders of record as of the close of business on the last business day immediately preceding the Closing.

    6.8 CONSUMMATION OF THE MERGER. The Merger shall have been consummated on or before January 31, 1999.

                                   ARTICLE VII

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NUTRICEUTICALS


    The Obligations of Nutriceuticals under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by Nutriceuticals):

    7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and statements of NuMed contained in this Agreement, all exhibits to this Agreement and any documents delivered in connection with this Agreement, shall not only have been true and complete on the date of this Agreement and when made but shall also be true and complete as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms of this Agreement.

    7.2 COMPLIANCE. NuMed shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits to this Agreement to be performed and complied with by them at or prior to the Closing.

    7.3 GOOD STANDING CERTIFICATES. Nutriceuticals shall have received a certificate executed by the Department of the State of Nevada dated within ten
(10) days prior to the Closing Date certifying that NuMed is a corporation in good standing under the laws of the State of Nevada.

    7.4 CERTIFICATE. Nutriceuticals shall have received a certificate executed by the President of NuMed and attested to by its Secretary under its corporate seal, dated the Closing Date, and certifying as to (i) the fulfillment of the matters mentioned in Section 7.1 through 7.3 of this Agreement; (ii) the resolutions adopted by the Board of Directors of NuMed approving the execution of this Agreement and the consummation of the transactions contemplated hereby;
(iii) the resolutions adopted by the shareholders, of the capital stock of NuMed, approving the Merger and this Agreement and the transactions contemplated by this Agreement; (iv) the incumbent officers of the respective corporation and the authenticity of the signatures of each; and (v) the information, if any, required to be furnished to Nutriceuticals pursuant to Section 5(d) of this Agreement.

    7.5 STOCKHOLDER APPROVAL. Holders of a majority of the outstanding shares of common stock of NuMed entitled to vote on the Merger shall have approved the Merger in accordance with the provisions of the Nevada GCL.

    7.6 DISSENTERS' RIGHTS. There shall not be holders of more than five percent (5%) of the issued and outstanding shares of NuMed Common Stock and/or Nutriceuticals Common Stock, collectively, who exercise dissenter's rights under the Nevada GCL or the FBCA, respectively.

    7.7 STOCKHOLDER LIST. NuMed shall have delivered to Nutriceuticals a list of the stockholders of record as of the close of business on the last business day immediately preceding the Closing.

    7.8 CONSUMMATION OF THE MERGER. The Merger shall have been consummated on or before January 31, 1999.

                                  ARTICLE VIII

                         ADDITIONAL TERMS OF TERMINATION

    8.1 INDEMNIFICATION. After the Effective Time, NuMed shall indemnify, defend and hold harmless the current and former directors and officers of NuMed and Nutriceuticals against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Nevada law and by the NuMed Articles of Incorporation and the NuMed Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

    8.2 MUTUAL TERMINATION. In addition to the provisions of Articles 6 and 7 of this Agreement, this Agreement may be terminated before the Closing by mutual written agreement of the Boards of Directors of the parties to this Agreement.

                                   ARTICLE IX

                                     GENERAL

    9.1 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement or in any document delivered in connection with this Agreement. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    9.2 SPECIFIC PERFORMANCE; REMEDIES. The parties to this Agreement acknowledge that the performance of their respective obligations under this Agreement is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that neither party will have an adequate remedy at law if the other party fails to perform its obligations under this Agreement. In such event, each party shall have the right, in addition to any other rights it may have, to compel specific performance of this Agreement.

    9.3 EXPENSES. Each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and expenses of its counsel and its certified public accountants and other experts.

    9.4 CONFIDENTIALITY. If the transactions contemplated by this Agreement are not consummated and are terminated pursuant to Articles VI, VII, or VIII of this Agreement, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the information (unless in the public domain) obtained from any other party and shall promptly return to such other parties all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.

    9.5 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed, first class mail, postage prepaid, to:

    If to NuMed:

       NuMed Surgical, Inc.
       7270 Sawgrass Point Drive
       Pinellas Park, Florida 33782

    If to Nutriceuticals:

       Nutriceuticals.com Corporation
       6950 Bryan Dairy Road
       Largo, Florida 33777

or to such other address as such party shall have specified by notice in writing to the other parties.

    9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits to this Agreement and all documents and papers delivered pursuant to this Agreement and any written amendments to this Agreement executed by the parties to this Agreement) constitutes the entire agreement, and supercedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter of this Agreement.

    9.7 ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

    9.8 VENUE; PROCESS. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the Thirteenth Judicial Circuit of the State of Florida, in and for Hillsborough County, Tampa, Florida, or in the United States District for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement. Such jurisdiction and venue are merely permissive; and, jurisdiction and venue would otherwise be proper. The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

    9.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.10 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    9.11 GOVERNING LAW. This Agreement has been negotiated and prepared and will be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida (except any choice of law provision of Florida law shall not apply if the law or state or jurisdiction other than Florida would apply thereby).

    IN WITNESS WHEREOF, this Agreement has been signed by an officer of each of the parties to this Agreement and duly authorized and attested under the corporate seal by the Secretary of each of such parties, all on the date first above written.

ATTEST:
       NUTRICEUTICALS.COM CORPORATION

    (Corporate Seal)


                                                 By:
----------------------------                        ----------------------------
Secretary                                             President

ATTEST:                                          NUMED SURGICAL, INC.

        (Corporate Seal)


                                                 By:
----------------------------                        ----------------------------
Secretary                                             President